UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒       Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under 14a-12
Aveanna Healthcare Holdings Inc.
(Name of Registrant as Specified in its Charter)

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

aveanna
healthcare®

AVEANNA HEALTHCARE

TRANSFORMING THE VALUE OF HOMECARE

2025 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

AVEANNA HEALTHCARE TRANSFORMING THE VALUE OF HOME CARE 2025 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Dear Aveanna Shareholders, March 25, 2025 On behalf of everyone at Aveanna, thank you for being a shareholder and taking an interest in our company. 2024 was our second year of executing on our Transformation Strategy at Aveanna, and we have seen this strategy gain more traction as we have continued delivering exceptional care and outstanding business results. We remain steadfast in our Aveanna Mission: To revolutionize the way homecare is delivered, one patient at a time. Overall, our emphasis on transformation, value, and efficiency helped us reach our key ?nancial goals in 2024. We exceeded our revenue and earnings projections for the year, improved our capital structure, and produced positive free cash flow. I am proud to report that we delivered $2,024 million in revenue, representing a 6.8% increase over the prior year, and $183.5 million in adjusted EBITDA1, representing a 31.8% increase over the prior year. Moving into 2025, we remain optimistic about our future, and we are committed to building on these results. We continue to implement the strategies that helped us succeed in 2024, including advocating for appropriate rates from our government partners, focusing on value-based relationships with our Preferred Payors, and streamlining our operating model to reduce costs while leveraging our industry-leading care platform. In our Private Duty Services business, we achieved success in our efforts to improve the efficiency of our business while advocating for the value of our care with government partners, MCOs, and other payors. We secured double-digit rate improvements in both Georgia and Massachusetts, and we achieved twelve state rate increases for the full year in 2024. As a result of these rate increases, we have continued to experience accelerated caregiver hiring trends and improved staffing levels. This in turn allows more families to receive vital care at home while saving the healthcare system signi?cant costs each year. Looking ahead, we are already in the midst of our 2025 legislative efforts to improve rates in other states, including California. Our Preferred Payor strategy also continues to gain momentum, and we increased the number of PDS Preferred Payor agreements from fourteen to twenty-two in total during 2024. Our Home Health and Hospice business also bene?tted from our Preferred Payor focus in 2024. We achieved our goal of allocating more than 70% of our Home Health census to payors that reimburse us on an episodic basis. This strategy helped us produce great clinical outcomes and solid ?nancial performance in this segment. We are committed to growing our Home Health and Hospice business and continuing to generate great clinical outcomes for our patients. Finally, following the success of our Preferred Payor model in Private Duty Services and Home Health & Hospice, we have embarked on a similar strategy in our Medical Solutions business. We are in the initial stages of implementing our Preferred Payor strategy in Medical Solutions and believe it will be fully realized by the end of 2025. We expect volume growth to be muted throughout 2025 as we achieve the realization of our Medical Solutions target operating model and implement our Preferred Payor strategy. Overall, we are encouraged by our 2024 rate improvements, Preferred Payor agreements, and resulting recruitment outcomes. Furthermore, we have built a culture of excellence through various employee engagement initiatives that we believe helped us become the employer of choice in our businesses. In 2025, we believe home and community-based care will continue to grow and that Aveanna’s comprehensive platform and diverse payor mix will provide a cost-effective, high-quality alternative to more expensive cost care settings. I believe we are well-positioned as a one-of-a-kind leader in our space, and I look forward to keeping you updated on our progress throughout the year. Jeff Shaner Chief Executive Officer and Director 1 Please see the accompanying Annual Report for a reconciliation of Adjusted EBITDA to net loss.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Friday, May 9, 2025
Time:	9:30 a.m., Eastern Time
Place:	Renaissance Atlanta Waverly Hotel & Convention Center, 2450 Galleria Parkway, Atlanta, GA 30339

Notice is hereby given that the Annual Meeting of Stockholders (the “Meeting”) of Aveanna Healthcare Holdings Inc., a Delaware corporation (the “Company”), will be held on Friday, May 9, 2025, beginning at 9:30 a.m., Eastern Time. The Meeting will be held in person at the Renaissance Atlanta Waverly Hotel & Convention Center, 2450 Galleria Parkway, Atlanta, GA 30339. At the Meeting, we will ask you to consider and vote upon the following:

Proposals:

1.

To elect the three Class I director nominees identified in the accompanying Proxy Statement to the Board of Directors of the Company, each to serve a three-year term expiring at the 2028 Annual Meeting of the Company’s stockholders.

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending January 3, 2026.

3.	To approve, on an advisory, non-binding basis, the compensation paid to the Company’s Named Executive Officers identified in the accompanying Proxy Statement (“say on pay” vote).

4.	To consider any other business that is properly presented at the Meeting and any adjournment or postponement thereof.

We are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record as of March 11, 2025 (the “Record Date”) instead of paper copies of our Proxy Statement and 2024 Annual Report. The Notice contains instructions on how to access those documents via the Internet. The Notice also contains instructions on how stockholders can receive a paper copy of our proxy materials, including the Proxy Statement, our 2024 Annual Report and proxy card. The Notice, Proxy Statement and form of proxy are being distributed and made available on the Internet on or about March 25, 2025.

Who can vote:	Stockholders of record at the close of business on the Record Date.

How you can vote:

Stockholders may vote their shares (1) at the Meeting, (2) by telephone, (3) through the Internet, or (4) by completing and mailing a proxy card if you receive your proxy materials by mail. Specific instructions for voting by telephone at 866-460-4193 or through the Internet (including voting deadlines) are included in the Notice and in the proxy card. For specific instructions on how to vote your shares, please refer to the instructions on the Notice, in the section titled “SOME QUESTIONS YOU MAY HAVE REGARDING THIS PROXY STATEMENT AND THE ANNUAL MEETING” of the accompanying Proxy Statement or on the proxy card. Stockholders who received their proxy card through an intermediary (such as a broker or bank) must deliver it in accordance with the instructions given by such intermediary.

Who may attend:

Stockholders of record as of the Record Date, or their duly appointed proxies, and our invited guests are permitted to attend the Meeting. Upon arrival at the Meeting, you will be required to register and present government-issued photo identification, such as your driver’s license, state identification card or passport. If your shares are registered in the name of a bank, brokerage firm or other nominee, and you plan to attend the Meeting, then please bring your statement of account showing evidence of ownership as of the Record Date.

BY ORDER OF THE BOARD OF DIRECTORS

Rodney D. Windley Chairman
March 25, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 9, 2025:

The Notice of Internet Availability of Proxy Materials, Notice of Meeting, Proxy Statement and 2024

Annual Report to Stockholders are available free of charge at www.proxydocs.com/AVAH

i

Aveanna Healthcare Holdings Inc.

400 Interstate North Parkway SE

Atlanta, Georgia 30339

PROXY STATEMENT

Annual Meeting of Stockholders of the Company to be held on May 9, 2025

SOME QUESTIONS YOU MAY HAVE REGARDING THIS PROXY STATEMENT AND THE ANNUAL MEETING

Q:	What is this document?

A:

This document is the Proxy Statement of Aveanna Healthcare Holdings Inc. that is being made available to its stockholders on the Internet, or sent to stockholders upon request, in connection with our Annual Meeting of stockholders to be held on Friday, May 9, 2025 at 9:30 a.m. Eastern Time at the Renaissance Atlanta Waverly Hotel & Convention Center, 2450 Galleria Parkway, Atlanta, GA 30339.

A proxy card is also being furnished with this Proxy Statement if you requested printed copies of the proxy materials.

We refer to Aveanna Healthcare Holdings Inc. throughout this Proxy Statement as “we,” “us,” “our,” the “Company” or “Aveanna.”

Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), the Company uses the Internet as the primary means of furnishing proxy materials to its stockholders. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to the Company’s stockholders. All stockholders of record at the close of business on March 11, 2025, the record date for the Meeting (the “Record Date”), will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the complete proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. The deadline for requesting a printed copy is April 29, 2025, at 5:00 p.m., Eastern Time. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. The Company encourages its stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings and the cost to the Company associated with the physical printing and mailing of materials.

Q:	Why am I receiving these materials?

A:

You are receiving this document because you were one of our stockholders on the Record Date. We are soliciting your proxy (i.e., your authorization) to vote your shares of Aveanna common stock upon certain matters at the Meeting, as described in this Proxy Statement. We began mailing the Notice on or about March 25, 2025.

Q:	What information is available on the Internet?

A:	A copy of this Proxy Statement and our 2024 Annual Report to Stockholders is available for download free of charge at www.proxydocs.com/AVAH.

Our Company website address is www.aveanna.com. We use our website as a channel of distribution for important Company information. Important information, including press releases, investor presentations and financial information regarding our Company is routinely posted on the Investors subpage of our website, which is accessible by clicking on the tab labeled “Investors” section on our website home page. Visitors to our website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investors subpage of our website.

In addition, we make available free of charge on the Investors subpage of our website (under the link “SEC Filings”) our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, ownership reports on Forms 3, 4 and 5 and any amendments to those reports as soon as practicable after we electronically file such reports with the SEC. Further, our Code of Business Conduct and Ethics, our Audit Committee Complaint Procedures and the charters for the Audit, Compensation, Nominating and Corporate Governance and Clinical Quality Committees of our Board of Directors are also available on the Investors subpage of our website (under the link “Corporate Governance”).

Information contained on, or accessible through, our website is not incorporated by reference into, and does not form a part of, this Proxy Statement.

Q:	Who may vote at the Meeting?

A:

We have fixed the close of business on March 11, 2025, as the Record Date for determining who is entitled to vote at the Meeting. As of that date, there were 195,093,866 shares of our common stock, par value $0.01 per share (the “common stock”), outstanding and entitled to be voted at the Meeting. You may cast one vote for each share of common stock held by you on the Record Date on all matters properly presented at the Meeting.

Q:	What proposals will be voted on at the Meeting?

A:	There are three proposals to be considered and voted on at the Meeting:

(1)

To elect the three Class I director nominees identified in this Proxy Statement to the Board of Directors of the Company (the “Board of Directors” or the “Board”), each to serve a three-year term expiring at the later of the 2028 Annual Meeting of the Company’s stockholders (the “2028 Annual Meeting”) or until his successor being elected and qualified;

(2)	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending January 3, 2026; and

(3)	To approve, on an advisory, non-binding, basis, the compensation paid to our Named Executive Officers identified in this Proxy Statement (“say on pay” vote).

We will also consider other business that properly comes before the Meeting in accordance with Delaware law and our Second Amended and Restated Bylaws (our “Amended Bylaws”).

Q:	What are my choices when voting on the election of the three director nominees identified in this Proxy Statement, and what vote is needed to elect directors to the Board of Directors?

A:

With respect to the vote on the election of the three director nominees identified in this Proxy Statement to serve as Class I directors until the 2028 Annual Meeting or upon his successor being elected and qualified, stockholders may:

•	vote in favor of all director nominees;

•	vote in favor of specific director nominees (and withhold votes from the other director nominees); or

•	vote to withhold authority to vote for all director nominees.

Directors are elected by a plurality of the votes cast at the Meeting. As a result, the three directors receiving the highest number of “FOR” votes will be elected as directors.

Q:

What are my choices when voting on the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending January 3, 2026, and what vote is needed to ratify their appointment?

A:

With respect to the vote on the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending January 3, 2026, stockholders may;

•	vote in favor of the ratification,

•	vote against the ratification; or

•	abstain from voting on the ratification.

The affirmative vote of a majority of the voting power of the shares represented at the Meeting and entitled to vote on the subject matter is required to approve the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending January 3, 2026.

Q:

What are my choices when voting on the advisory, non-binding, proposal regarding the compensation paid to the Company’s Named Executive Officers (“say-on-pay”), and what vote is needed to approve the advisory say-on-pay proposal?

A:	With respect to the advisory, non-binding, proposal on the compensation paid to our Named Executive Officers identified in this Proxy Statement, stockholders may:

•	vote in favor of the advisory say-on-pay proposal;

•	vote against the advisory say-on-pay proposal; or

•	abstain from voting on the advisory say-on-pay proposal.

The affirmative vote of a majority of the shares represented at the Meeting and entitled to vote is required to approve, on an advisory, non-binding, basis, the say on pay vote. As an advisory vote, this proposal is not binding upon us. However, the Compensation Committee of our Board of Directors, which is responsible for designing and administering our executive compensation program, values the opinions expressed by our stockholders and will consider the outcome of the vote when making future compensation decisions.

Q:	How does the Company’s Board of Directors recommend that I vote?

A:	Our Board of Directors unanimously recommends that you vote:

•	“FOR” each of the three nominees to our Board of Directors identified in this Proxy Statement;

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending January 3, 2026; and

•	“FOR” the advisory, non-binding, proposal regarding the “say on pay” vote.

Q:	What constitutes a quorum?

A:

The presence at the Meeting in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock as of the Record Date will constitute a quorum, permitting the conduct of business at the Meeting.

If less than a majority of the outstanding shares of common stock is represented at the Meeting, the chairman of the Meeting or stockholders holding a majority in voting power of the shares of stock of the Company present in person or by proxy and entitled to vote thereat may adjourn the Meeting to another date, time or place. Notice need not be given of the new date, time or place if announced at the Meeting before an adjournment is taken, unless the Board of Directors, after adjournment, fixes a new record date for the Meeting (in which case a notice of the adjourned meeting will be given to stockholders of record on such new record date, each of whom would be entitled to vote at the adjourned meeting). If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

Q:	What are “broker votes” and “broker non-votes?”

A:

On certain “routine” matters, brokerage firms have discretionary authority under applicable stock exchange rules to vote their customers’ shares in the brokerage firms’ discretion if their customers do not provide voting instructions. When a brokerage firm votes its customers’ shares on a routine matter without receiving voting instructions (referred to as a “broker vote”), these shares are counted both for establishing a quorum to conduct business at the Meeting and in determining the number of shares voted “FOR” or “AGAINST” the routine matter. For purposes of the Meeting, the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending January 3, 2026 is a “routine” matter.

Under applicable stock exchange rules, all other proposals contained in this Proxy Statement are “non-routine” matters for which brokerage firms do not have discretionary authority to vote their customers’ shares if their customers did not provide voting instructions. Therefore, for purposes of the Meeting, if you hold your stock through a bank, broker or other nominee and you do not provide your broker or other nominee with voting instructions, then your broker or other nominee may not vote your shares on your behalf on (i) the election of directors or (ii) the advisory, non-binding, “say on pay” vote.

Generally, a “broker non-vote” occurs when a broker, bank, or other nominee does not vote the shares because it (i) has not received voting instructions from the beneficial owner and (ii) lacks discretionary voting power to vote those shares with respect to a particular proposal. Broker non-votes are counted for purposes of determining the existence of a quorum at the Meeting, but they will have no effect on the outcome of any proposal.

We encourage you to provide instructions to your brokerage firm, bank or other nominee by voting your proxy. This action ensures your shares will be voted at the Meeting on all matters up for consideration.

Q:	What if I abstain from voting?

A:

You have the option to “ABSTAIN” from voting with respect to (i) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending January 3, 2026 and (ii) the advisory, non-binding, “say on pay” vote. Abstentions with respect to these proposals are counted for purposes of establishing a quorum. If a quorum is present, abstentions will have the same effect as a vote against these proposals.

Q:

How will my shares be voted if I return my proxy card or vote via telephone or Internet? What if I return my proxy card but do not provide voting instructions or complete the telephone or Internet voting procedures but do not specify how I want to vote my shares?

A:

Our Board of Directors has named Rodney D. Windley and Jeff Shaner as official proxy holders. They will vote all proxies, or record an abstention or withholding, in accordance with the directions on the proxy.

All shares represented by properly executed proxies, unless previously revoked, will be voted at the Meeting as you direct.

IF YOU SIGN AND RETURN YOUR PROXY CARD BUT GIVE NO DIRECTION OR COMPLETE THE TELEPHONE OR INTERNET VOTING PROCEDURES WITHOUT GIVING VOTING DIRECTION, THE SHARES WILL BE VOTED “FOR” THE ELECTION OF THE PERSONS NAMED HEREIN AS DIRECTORS; “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JANUARY 3, 2026 AND “FOR” THE ADVISORY, NON-BINDING, “SAY ON PAY” VOTE.

Q:	How can I attend and participate in the Meeting?

A:

If you were a stockholder of record on the Record Date, then you may attend the Meeting by visiting the Renaissance Atlanta Waverly Hotel & Convention Center 2450 Galleria Parkway, GA 30339. To participate in the Meeting, you will need your proxy notice, proxy card, or voting instruction form. The Meeting will begin promptly at 9:30 a.m. Eastern Time on May 9, 2025. Upon arrival at the Meeting, you will be required to register and present government-issued photo identification, such as your driver’s license, state identification card or passport. If your shares are registered in the name of a bank, brokerage firm or other nominee and you plan to attend the Meeting, bring your statement of account showing evidence of ownership as of the Record Date. We will hold our question and answer session with management immediately following the conclusion of the business to be conducted at the Meeting.

The Chairman of the Meeting has broad authority to conduct the Meeting in an orderly manner, including establishing rules of conduct.

Q:	How do I vote? Is there cumulative voting? Are there any dissenters’ rights?

A:

If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are considered a stockholder of record with respect to those shares. If you are a record holder, the Notice is being sent to you directly by Mediant Communications, Inc. Please carefully consider the information contained in this Proxy Statement. Whether or not you plan to attend the Meeting, please vote by (i) accessing the Internet website specified on the Notice, (ii) calling the toll-free number specified on your proxy card, if you requested printed copies of the proxy materials or (iii) marking, signing and returning your proxy card promptly, if you requested printed copies of the proxy materials, so that we can be assured of having a quorum present at the Meeting and so that your shares may be voted in accordance with your wishes, even if you later decide to attend the Meeting. If you are a stockholder of record, the method you use to vote will not limit your right to vote at the Meeting if you decide to attend in person. Written ballots will be passed out to any stockholder of record who wants to vote in person at the Meeting. If you have already voted previously by telephone or Internet, there is no need to vote again at the Meeting unless you wish to revoke and change your vote. Please follow the directions on your proxy card carefully. To gain admittance to the Meeting to vote in person, you must bring valid photo identification and we will verify your name against our stockholder list.

If, like most of our stockholders, you hold your shares in street name through a broker, bank or other nominee rather than directly in your own name, then you are considered the beneficial owner of those shares, and the Notice is being forwarded to you by your broker, bank or other nominee, together with voting instructions. To vote in person at the Meeting, beneficial owners will need to contact the broker, bank or other nominee that holds their shares to obtain a “legal proxy” to bring to the Meeting, and, in addition to such “legal proxy,” beneficial owners attending the Meeting in person must bring their statements of account showing evidence of ownership of our common stock as of the Record Date, as well as valid photo identification.

The Notice provides instructions on how to vote via the Internet or by telephone.

If you hold shares in the name of a broker, bank or other nominee you may be able to vote those shares by Internet or telephone depending on the voting procedures used by your broker, bank or other nominee, as explained below under the question “How do I vote if my shares are held in “street name” by a broker, bank or other nominee?”

No cumulative voting rights are authorized, and dissenters’ rights and rights of appraisal are not applicable to the matters being voted upon at the Meeting.

Q:	How do I vote if my shares are held in “street name” by a broker, bank or other nominee?

A:	If your shares are held by a broker, bank or other nominee (this is called “street name”), then your broker, bank or other nominee will send you instructions for voting those shares.

Q:	May I revoke my proxy after I have delivered my proxy?

A:

You may change your vote or revoke your proxy at any time before the vote at the Meeting. If you are a stockholder of record, you may change your vote prior to the Meeting by executing a valid proxy card bearing a later date and delivering it to us prior to the Meeting at Aveanna Healthcare Holdings Inc., Attention: Secretary, 400 Interstate North Parkway SE, Atlanta, GA 30339. Only your latest dated proxy we receive at or prior to the Meeting will be counted. You may also revoke your proxy and change your vote at any time before the final vote at the Meeting by voting again via the Internet or by telephone. Attendance in person at the Meeting will not by itself revoke a previously granted proxy. If your shares are held in “street name” by a broker, bank or other nominee, you must follow your broker, bank or other nominee’s procedures for revoking or changing your vote, or obtain a proxy to vote your shares if you wish to cast your vote in person at the Meeting.

Q:	Who is soliciting my vote?

A:	Our Board of Directors is soliciting your vote for the proposals described in this Proxy Statement, which will be submitted for stockholder approval at the Meeting.

Q:	Who will bear the cost for soliciting votes for the Meeting?

A:

The Company is making this solicitation and will bear the cost of this proxy solicitation. In addition to the use of mail, our directors, officers and non-officer employees may solicit proxies in person, by telephone or by other means. These persons will not be compensated for the solicitation but may be reimbursed for out-of-pocket expenses. We have also made arrangements with brokerage firms and other custodians, nominees and fiduciaries to forward this material to the beneficial owners of our common stock, and we will reimburse them for their reasonable out-of-pocket expenses.

Q:	Who will count the votes?

A:

We have hired a third party, Mediant Communications, Inc, to be the inspector of voting, be responsible for determining whether or not a quorum is present and tabulate votes cast by proxy at the Meeting.

Q:	Where can I find voting results of the Meeting?

A:

We will announce preliminary voting results at the Meeting and publish final results in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Meeting (a copy of which will be available on the “Investors” subpage of our website, www.aveanna.com, under the link “SEC Filings”). If our final voting results are not available within four business days after the Meeting, then we will file a Current Report on Form 8-K reporting the preliminary voting results and subsequently file the final voting results in an amendment to the Current Report on Form 8-K within four business days after the final voting results are known to us.

Q:	May I propose actions for consideration at the next Annual Meeting of Stockholders or nominate individuals to serve as directors?

A:	You may submit proposals for consideration at future stockholder meetings, including director nominations. Please see “Other Matters”, set forth elsewhere in this Proxy Statement, for more details.

Q:	Whom should I contact with questions about the Meeting?

A:

If you have any questions about this Proxy Statement or the Meeting, please contact Jerry Perchik, our Chief Legal Officer and Secretary, at 400 Interstate North Parkway SE, Suite 1600, Atlanta, GA 30339 or by telephone at (770) 441-1580.

Q:	What if I have more than one account?

A:

Please vote proxies for all accounts to ensure that all your shares are voted. You may consolidate multiple accounts through our transfer agent, Equiniti Trust Company, LLC, online at https://equiniti.com/us/ contact-us/, or by calling (800) 468-9716.

Q:	Will a list of stockholders entitled to vote at the Meeting be available?

A:

In accordance with Delaware law, a list of stockholders entitled to vote at the Meeting will be available at our corporate headquarters in Atlanta, Georgia on April 30, 2025, and will be accessible for ten days prior to the Meeting between the hours of 9:00 a.m. and 5:00 p.m.

DIRECTORS AND EXECUTIVE OFFICERS

Our Charter provide that our Board is separated into three classes designated as Class I, Class II and Class III, that each class consists, as nearly as possible, of one third of the total number of such directors and that each class serves for staggered terms of three years as follows: Class I directors whose terms expire in 2025; Class II directors whose terms expire in 2026; and Class III directors whose terms expire in 2027. The exact number of directors shall be fixed from time to time by the action of a majority of the entire Board, provided that no decrease in the number of directors shall shorten the term of any incumbent director. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Three directors are being elected to Class I at the Meeting to serve for a three-year term expiring at our 2028 Annual Meeting.

The names of our directors, executive officers and director nominees and their respective ages, positions, biographies and, in the case of directors, their qualifications to serve as directors, are set forth below.

Name	Age	Position

Jeff Shaner	52	President and Chief Executive Officer and Class III Director

Matthew Buckhalter	36	Chief Financial Officer

Ed Reisz	66	Chief Administrative Officer

Jerry Perchik	67	Chief Legal Officer and Secretary

Deborah Stewart	41	Chief Accounting Officer

Patrick Cunningham	69	Chief Compliance Officer

Rodney D. Windley	77	Chairman (Class II Director)

Christopher R. Gordon	52	Class II Director

Steve E. Rodgers	53	Class II Director

Sheldon M. Retchin, M.D., M.S.P.H.	74	Class III Director

Erica G. Schwartz, M.D., J.D., M.P.H.	53	Class III Director

Brent Layton	57	Class III Director

Director Nominees

Victor F. Ganzi	78	Class I Director

Devin O’Reilly	50	Class I Director

Robert M. Williams, Jr.	60	Class I Director

Jeff Shaner, President and Chief Executive Officer and Class III Director, joined Aveanna in 2017 upon its formation and served as the Company’s Chief Operations Officer until his appointment as CEO on January 1, 2023. Prior to Aveanna, Mr. Shaner was chief operating officer of PSA since October 2015. Mr. Shaner began his healthcare business career in 2000, leading the operations at Total Care Inc. Mr. Shaner joined Healthfield following its acquisition of Total Care Inc. and was later appointed to lead its home health division. Mr. Shaner served as president of operations of Gentiva from August 2010 until February 2015 and as operating partner for Linden Capital/Blue Wolf Capital, a private equity firm, from February 2015 to October 2015. Mr. Shaner received his Bachelor of Arts degree in business finance and economics from the University of Pittsburgh. Mr. Shaner’s qualifications to serve on our Board of Directors include over 20 years of experience in the home health industry in various operating, financial and sales roles.

Matthew Buckhalter, Chief Financial Officer, joined Aveanna in 2017 upon its formation. Prior to being appointed as Chief Financial Officer, effective January 1, 2024, Mr. Buckhalter had, since July 2023, served as Interim Chief Financial Officer, and previously served as Aveanna’s Senior Vice President of Finance and led the Company’s Investor Relations Group. Moreover, Mr. Buckhalter previously served as Aveanna’s Vice President for Financial Planning and Analysis. Prior to Aveanna, Mr. Buckhalter was Vice President of Finance for RT Capital and served as a senior financial analyst for Gentiva Health Services from 2012 to 2015. Mr. Buckhalter received his Bachelor of Arts degree in finance from Florida State University.

Ed Reisz, Chief Administrative Officer, joined Aveanna in 2017 upon its formation. Prior to joining Aveanna, Mr. Reisz served as executive vice president and chief human resources officer for PSA from 2015 to 2017. Before joining PSA, Mr. Reisz served as the senior vice president and chief human resources officer for Gentiva. Mr. Reisz began his career in the financial industry and is the founder of Bridgewater Consulting, a regional consulting firm focusing on the home care industry.

Jerry Perchik, Chief Legal Officer and Secretary, joined Aveanna in April 2024. Prior to joining Aveanna, Mr. Perchik held various executive corporate legal positions for both public and private companies in the healthcare industry for over fifteen years. He most recently served as chief legal officer for MedQuest Associates from August 2023 to May 2024, prior to which he served as chief legal officer of CRH Healthcare, LLC from March 2021 to August 2023 and general counsel and corporate secretary of Benevis Dental Practice Management Services from March 2015 to March 2021. His experience also includes serving as senior vice president and general counsel of Almost Family and as senior vice president and deputy general counsel of Gentiva Health Services prior to its acquisition by Kindred Healthcare. Mr. Perchik received his Bachelor of Science degree in accounting from the University of Kentucky and his Juris Doctor from the Louis D. Brandeis School of Law at the University of Louisville.

Deborah Stewart, Senior Vice President and Chief Accounting Officer, joined Aveanna in September 2021 as Aveanna’s Vice President and Chief Accounting Officer. Prior to Aveanna, Ms. Stewart was an assurance professional with Ernst & Young LLP from 2007 to 2021, most recently as a senior manager. Ms. Stewart received her Bachelor of Science degree in accounting and Masters of Accounting from North Carolina State University.

Patrick Cunningham, Chief Compliance Officer, joined Aveanna in 2017. Prior to joining Aveanna, Mr. Cunningham served as vice president and chief compliance officer of PSA from 2013 to 2017 and as vice president of the hospice division of Gentiva from 2004 to 2013. Before that, Mr. Cunningham led a behavioral health homecare program in Connecticut that provided therapeutic and preventive healthcare services. Mr. Cunningham is a registered psychiatric nurse and a state registered nurse. He received his Bachelor of Arts degree in health administration from the Institute of Public Administration in Dublin, Ireland and his Master of Science in nursing from Yale University.

Rodney D. Windley, Chairman, joined Aveanna in 2017 upon its formation. Prior to joining Aveanna, Mr. Windley served as executive chairman of PSA Healthcare from October 2015 to 2017. Previously, Mr. Windley served as executive chairman of the board of directors of Gentiva Health Services, Inc. from February 2013 to December 2014 and as a director from February 2006 in connection with the acquisition of Healthfield. Mr. Windley, Healthfield’s founder, had served as its chairman and chief executive officer since its inception in 1986 until its acquisition in 2006. Mr. Windley is the chairman of Prom Queen, LLC, a private real estate holding and restaurant development company, chairman of RDW Ventures, LLC, a private equity firm, and chairman of Gulf Coast Yacht Group, LLC, a private yacht and sport fishing dealership. Mr. Windley received his Bachelor of Arts degree in accounting and finance from the University of West Florida. Mr. Windley’s qualifications to serve on our Board of Directors include over 40 years of experience in the home health industry in various executive, operating and financial roles, and his past experiences serving as executive chairman of a publicly traded healthcare company.

Christopher R. Gordon, Director, has served on our Board of Directors since 2017. Mr. Gordon is a partner at Bain Capital. He joined the firm in 1997 and has significant experience in private equity investing, with a specialized focus in the healthcare sector. He is Co-Head of Bain Capital’s North America Private Equity business and Global Head of the Healthcare Vertical. Prior to joining Bain Capital, he was a consultant at Bain & Company. Mr. Gordon has been actively involved in and served on the board of directors of a wide spectrum of prominent healthcare companies in which Bain Capital has made investments and currently serves on the board of InnovaCare Health, Kestra Medical Technologies, Inc., and U.S. Renal Care, Inc. Mr. Gordon previously served on the boards of Cerevel Therapeutics, Grupo Notre Dame Intermedica, HCA Healthcare Inc., Quintiles Transnational Holdings Inc., Acadia Healthcare Company, Inc., Air Medical, Beacon Health Options, Physio Control Inc., QuVa Pharma, Waystar Inc., Surgery Partners, Inc., and Stada. He is also a founding director of the Healthcare Private Equity Association. Mr. Gordon volunteers his time and support to a variety of charitable organizations and currently serves on the board of directors of Tenacity, Inc., Year Up, and Dana-Farber Cancer Institute Board of Trustees. Mr. Gordon received his Bachelor of Arts degree in economics from Harvard College, graduating magna cum laude, and his Master of Business Administration degree from Harvard Business School where he was a Baker Scholar. Mr. Gordon’s qualifications to serve on our Board of Directors include his extensive experience in the healthcare and private equity industries, his business training and education, and his experience serving on the boards of multiple healthcare companies over the course of his career.

Steven E. Rodgers, Director, has served on our Board of Directors since 2017. Prior to joining our Board, he was on the board of PSA from 2015 to 2017. Mr. Rodgers is a managing director of Morgan Stanley, a member of the Investment Committee, the head of healthcare investing, and a partner of Morgan Stanley Capital Partners. Mr. Rodgers is a member of the Investment Committee of the Next Level Fund and of the Morgan Stanley Investment Management (MSIM) Diversity Council. Mr. Rodgers joined Morgan Stanley in 2018 from J.H. Whitney Capital Partners, where he was a senior managing director focusing on private equity investments from April 2013 to March 2018. At J.H. Whitney, Mr. Rodgers was a member of the Investment Committee and led the firm’s healthcare investing activities. Mr. Rodgers serves on the board of directors of Clarity Software, SpendMend, U.S. HealthConnect and Prescott’s. Mr. Rodgers also serves on the Board of Advisors of the Geisel School of Medicine and the Magnusson Center for Entrepreneurship at Dartmouth College. He previously served on the board of directors of a number of other healthcare companies, including Amisys Synertech, Herbalife, Patient Keeper, Symbion, Ovation Fertility, and 3B Scientific. Mr. Rodgers received his Bachelor of Arts degree in government from Dartmouth College and his Master of Business Administration degree from Stanford University Graduate School of Business. Mr. Rodgers’ qualifications to serve on our Board of Directors include his extensive experience in the healthcare and private equity industries, his business training and education, and his experience serving on multiple boards and committees over the course of his career.

Sheldon M. Retchin, M.D., M.S.P.H, Director, has served on our Board of Directors since 2017. Dr. Retchin formerly served as professor of health services management and policy in the College of Public Health and professor of medicine in the College of Medicine at Ohio State University (“OSU”) since March 2015. Dr. Retchin also served as executive vice president for health sciences at OSU and chief executive officer of Wexner Medical Center from March 2015 to May 2017. Prior to joining the faculty of OSU, Dr. Retchin was senior vice president for health sciences at Virginia Commonwealth University (“VCU”) and chief executive officer of the VCU Health System from July 2003 until February 2015. While CEO at VCU, he was also President of Virginia Premier, a large provider-sponsored Medicaid HMO. In 2015, Dr. Retchin was appointed by the U.S. Comptroller General as one of the 17 Commissioners to the Medicaid and CHIP Payment and Access Commission, where he served the maximum two terms. From 2009 until 2015, Dr. Retchin served on the board of directors of Gentiva Health Services, Inc. Dr. Retchin also currently serves as consultant and Medical Advisor to Dominion Energy, and he is a member of the Board of Directors of the National Association for Home Care & Hospice. Dr. Retchin received his Bachelor of Arts degree in psychology, his Medical Degree, and his Master of Public Health degree from the University of North Carolina at Chapel Hill, where he was also a Robert Wood Johnson Clinical Scholar. A board-certified internist, Dr. Retchin’s qualifications to serve on our Board of Directors include his extensive experience as an executive in major medical centers and appointments to several national panels related to Medicaid and Medicare programs, managed care, the cost of care, and the physician workforce.

Erica Schwartz, M.D., J.D., M.P.H., Director, has served on our Board of Directors since 2021. Dr. Schwartz currently serves as President of Insurance Solutions for United Healthcare. Prior to that, she was most recently the Deputy Surgeon General for the Department of Health and Human Services, in which role she led the United States’ public health deployment in response to the COVID-19 pandemic. Dr. Schwartz spent 24 years in uniformed service, during which time she was promoted through the ranks to Rear Admiral of the U.S. Coast Guard, where she served as the Chief Medical Officer and Director of Health, Safety, and Work Life from 2015 to 2019. Previously, Dr. Schwartz served as the U.S. Coast Guard’s Chief of Health Services from 2013 to 2015 and Preventive Medicine Chief from 2005 to 2013. Dr. Schwartz is trained and board certified in Preventive Medicine. She received a bachelor’s degree in Biomedical Engineering from Brown University, an M.D. from Brown University School of Medicine, a Master of Public Health degree with a dual concentration in health services administration and occupational and environmental medicine from the Uniformed Services University of the Health Sciences, and a Juris Doctor from the University of Maryland School of Law. She is licensed to practice medicine in Virginia and Florida and is also licensed to practice law in D.C. and Florida. Dr. Schwartz also currently serves as an independent director for Butterfly Network. Dr. Schwartz’s qualifications to serve on our Board of Directors include her extensive experience in healthcare and government service, her training and education, and her experience serving on other boards.

Brent Layton, Director, has served on our Board of Directors since November 2024. Mr. Layton previously served as chief executive officer of Sharecare from January 2024 to January 2025 and currently serves as a member of their board of directors. Prior to that, Mr. Layton served in various roles with Centene Corporation from 2006 through December 2023, most recently serving as its president and chief operating officer from September 2021 to December 2023, prior to which he had also served as chief business development officer and executive vice president of Markets, Products, and International Growth. Mr. Layton received his bachelor’s degree from the University of Georgia. Mr. Layton’s qualifications to serve on our Board of Directors include his extensive experience in the healthcare industry and his business training and education.

Director Nominees

Victor F. Ganzi, Director, has served on our Board of Directors since 2017 upon our formation. Prior to that, Mr. Ganzi served as the lead director for Gentiva Health Services from 2009 to 2015, as a director of PSA from 2016 to 2017 and as president and chief executive officer of The Hearst Corporation from 2002 to 2008. Prior to joining The Hearst Corporation, Mr. Ganzi was the managing partner at Rogers & Wells, now a part of Clifford Chance, an international law firm. Before joining Rogers & Wells, Mr. Ganzi was a certified public accountant, specializing in taxation, at a Big Four accounting firm. Mr. Ganzi has served on the board, and as Chairman, of Willis Towers Watson, a global advisory, broking and solutions company, as well as a director for companies such as Wyeth, ESPN, Hearst—Argyle Television, Gentiva Health Services, Inc., Angion Biomedica and Foster + Partners. Mr. Ganzi currently serves on the board of the Whitney Museum of American Art and is currently Chairman Emeritus of the board of PGA TOUR, Inc., having served as a director on its board for over 34 years. Mr. Ganzi graduated summa cum laude from Fordham University with a Bachelor of Science degree in accounting, received a Juris Doctor degree from Harvard Law School and holds an LL.M. in taxation from New York University. Mr. Ganzi’s qualifications to serve on our Board of Directors include chairing and serving on more than 25 public, private and nonprofit boards over the course of his career and his extensive legal, accounting and business management education and experience.

Devin O’Reilly, Director, has served on our Board of Directors since 2017. Mr. O’Reilly has been a partner of Bain Capital Private Equity since 2013 and is head of the North American healthcare team. Mr. O’Reilly previously spent five years in Bain Capital’s London office, where he led the European private equity healthcare team. Prior to joining Bain Capital in 2005, Mr. O’Reilly was a consultant at Bain & Company where he consulted for private equity and healthcare industry clients. Mr. O’Reilly serves on the board of directors of several Bain Capital portfolio companies, including Surgery Partners, Inc., athenahealth, CitiusTech Healthcare Technology Private Limited, LeanTaaS, PartsSource, and Zelis. Mr. O’Reilly received his Bachelor of Arts degree from Princeton University and his Master of Business Administration degree from The Wharton School.

Mr. O’Reilly’s qualifications to serve on our Board of Directors include his extensive experience in the healthcare and private equity industries, his business training and education, and his experience serving on multiple boards over the course of his career.

Robert M. Williams, Jr., Director, has served on our Board of Directors since 2017. Prior to that, he was on the board of PSA from 2015 to 2017. Mr. Williams is a senior managing director at J.H. Whitney Capital Partners and Investment Committee member. Prior to joining J.H. Whitney Capital Partners in 2000, Mr. Williams was a partner at Duff & Phelps, an advisory firm specializing in governance-related issues. Mr. Williams received his Bachelor of Arts degree in economics from Bucknell University and his Master of Business Administration degree from Columbia University. Mr. Williams’ qualifications to serve on our Board of Directors include his extensive experience in the private equity industry, his business training and education, and his experience serving on multiple boards and committees over the course of his career.

Family Relationships

There are no family relationships between any of our officers or directors.

Corporate Governance Highlights

What We Do (Best Practice)		What We Don’t Allow

✓	Enforce strict insider trading policies, including blackout periods for executives and directors	X	No hedging or pledging of Company stock by executives or directors

✓	Set meaningful stock ownership guidelines for executives and directors	X	No tax gross-ups upon a change in control

✓	Disclose performance goals and performance results for our annual incentive program	X	No re-pricing or cash buyout of underwater stock options

✓	Set a maximum individual payout limit for our annual bonus program	X	No enhanced retirement formulas

✓	Incorporate general severance and change-in-control provisions	X	No guaranteed compensation either annually or multi-year (compensation evaluated each year)

✓	Retain an independent compensation consultant reporting directly to the Compensation Committee	X	No market timing in connection with granting of equity awards

Hedging and Pledging Company Securities

Our Securities Trading Policy prohibits our directors, officers, employees, family members of such persons and entities controlled by such persons from engaging in hedging, short sales, or trading in publicly traded put or call options with respect to our securities. Additionally, such policy prohibits the same persons from purchasing our securities on margin, borrowing against any account in which our securities are held, or pledging our securities as collateral for a loan.

Stock Ownership Guidelines

We have stock ownership guidelines applicable to non-employee directors and our Named Executive Officers (“NEOs”). Our Board of Directors believes it is in the best interests of the Company and our stockholders to align the financial interests of leadership and non-employee directors with those of our stockholders. Our guideline structure is as follows:

•	Non-Employee Directors: 4x annual retainer

•	Chief Executive Officer: 6x base salary

•	Other NEOs: 3x base salary

Participants are expected to comply with the ownership requirements within five years of an appointment to a qualified position. The categories of stock ownership that satisfy the ownership criteria include:

•	shares owned directly or indirectly (e.g. by spouse or trust);

•	unvested time-based restricted stock units (“RSUs”);

•	shares held in retirement accounts; and

•	share equivalents, including deferred stock units and deferred compensation payable under our deferred compensation plans.

Unvested stock options, unexercised stock options and performance stock units (“PSUs”) are not included when determining compliance with the guidelines. The Compensation Committee is responsible for monitoring the application of the stock ownership guidelines and may modify the guidelines in its discretion, including as a result of dramatic or unexpected changes in the market value of Aveanna’s common stock. The Compensation Committee has the discretion to enforce these stock ownership guidelines on a case-by-case basis.

Involvement in Certain Legal Proceedings

Our directors and executive officers are not parties to any material legal proceedings.

PROPOSAL 1—ELECTION OF DIRECTORS

The Board of Directors nominated the following persons for election at the Meeting as Class I members of our Board of Directors.

Name	Term Expiring
Victor F. Ganzi	2028 Annual Meeting of stockholders
Devin O’Reilly	2028 Annual Meeting of stockholders
Robert M. Williams, Jr.	2028 Annual Meeting of stockholders

The section of this Proxy Statement titled “Directors & Executive Officers” contains more information about the leadership skills and other experience that caused the Nominating and Corporate Governance Committee and the Board of Directors to determine that these nominees should serve as Class I directors of the Company.

We believe that each of these directors possesses the experience, skills, and qualities to fully perform his duties as a director and contribute to our success. Our directors have been nominated because they possess the highest standards of personal integrity, interpersonal and communication skills, are highly accomplished in their fields, understand the interests and issues that are important to our stockholders, and are able to dedicate sufficient time to fulfilling their obligations as directors. Our directors as a group complement each other with their respective experiences, skills, and qualities. While our directors make up a diverse group in terms of age, gender and professional experience, together they comprise a cohesive body in terms of Board process and collaboration.

Board of Directors Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE PERSONS NAMED ABOVE.

Vote Required

Directors are elected by a plurality of the votes cast at the Meeting.

CORPORATE GOVERNANCE

Composition of our Board of Directors

Our business and affairs are managed under the direction of our Board of Directors. Our Board of Directors is composed of ten directors. Certain aspects of the composition and functioning of our Board of Directors are subject to the rights of our principal stockholders under our A&R Stockholders Agreement, as defined below in “Certain Relationships and Related Party Transactions—Stockholders Agreement.”

When considering whether directors have the experience, qualifications, attributes or skills, taken as a whole, to enable our Board of Directors to effectively satisfy its oversight responsibilities in light of our business and structure, the Board of Directors focuses primarily on each person’s background and experience as reflected in the information discussed in the directors’ respective biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.

In accordance with our Charter, our Board of Directors is divided into three classes, as nearly equal in number as possible, with the directors in each class serving for a staggered three-year term and one class being elected at each annual meeting of stockholders. As a result, approximately one-third of our Board of Directors will be elected each year. Our current directors are divided among the three classes as follows:

•

The Class I directors are Victor F. Ganzi, Devin O’Reilly and Robert M. Williams, Jr., and their terms will expire at the Meeting. Mr. Ganzi, Mr. O’Reilly and Mr. Williams have been nominated to stand for election at the Meeting to serve as Class I directors until the 2028 Annual Meeting.

•	The Class II directors are Christopher R. Gordon, Steven E. Rodgers and Rodney D. Windley, and their terms will expire at the annual meeting of stockholders to be held in 2026.

•	The Class III directors are Brent Layton, Dr. Sheldon M. Retchin, Dr. Erica G. Schwartz and Jeff Shaner, and their terms will expire at the annual meeting of stockholders to be held in 2027.

Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of our Board of Directors may have the effect of delaying or preventing changes in control of the Company.

Chairman of the Board of Directors and Board Leadership Structure

The Board believes that it is appropriate to separate the roles of Chairman and Chief Executive Officer. Mr. Windley serves as our Chairman, and Mr. Shaner serves as our Chief Executive Officer.

Mr. Windley, in his role as Chairman, presides over meetings of the Board and brings his strong operational experience, extensive knowledge of our industry, and innovative leadership skills to support management’s execution of our strategy and focus our directors’ attention on the most critical matters affecting our business.

Mr. Shaner, in his capacity as Chief Executive Officer, is responsible for acting as a liaison between the Board and our management team, including oversight of management’s implementation of the Board’s strategies, directives and execution of our acquisition activity. Moreover, Mr. Shaner, as Chief Executive Officer, is responsible for providing daily leadership and oversight of our performance.

Director Independence

Our Board of Directors has affirmatively determined that each of Victor F. Ganzi, Christopher R. Gordon, Brent Layton, Devin O’Reilly, Dr. Sheldon M. Retchin, Steven E. Rodgers, Dr. Erica Schwartz and Robert M. Williams, Jr. is an “independent director,” as defined under the rules of Nasdaq. In making these determinations, our Board of Directors considered the current and prior relationships that each director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

Controlled Company Exception

Bain Capital L.P., one of the world’s leading private, multi-asset alternative investment firms and J.H. Whitney Capital Partners (together with Bain Capital, the “Sponsors”), a leader in the private equity industry, and their respective affiliates (the “Sponsor Affiliates”) beneficially own more than 50% of the combined voting power of our common stock. As a result, the Sponsor Affiliates are entitled to nominate at least a majority of the total number of directors comprising our Board of Directors, and we are a “controlled company” within the meaning of the corporate governance standards of Nasdaq.

Under the Nasdaq corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including (i) the requirement that we have a compensation committee that is composed entirely of directors that satisfy certain heightened standards of independence and (ii) the requirement that our director nominations be made, or recommended to our full Board of Directors, by our independent directors or by a nominations committee that consists entirely of independent directors. We currently utilize the exemption with respect to our Nominating and Corporate Governance Committee, but our Compensation Committee is composed entirely of independent directors.

Stockholder Engagement

Our investor relations program includes regular communication and active engagement with our stockholders throughout the year. We encourage feedback from our stockholders as it relates to our corporate governance, compensation policies and practices for our executives, regulatory developments, industry trends and company strategy. We leverage both in-person and virtual settings to seamlessly connect with investors and analysts on a regular basis to discuss important strategic topics including:

•	financial performance;

•	clinical quality;

•	organic and inorganic growth strategies;

•	diverse and growing reimbursement structure;

•	labor trends; and

•	leverage and liquidity.

Risk Oversight

The Board’s Role in Risk Oversight

Our Board of Directors is responsible for overseeing our risk management process. Our Board of Directors focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our Board of Directors is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.

In addition, the Company’s Chief Legal Officer and Secretary reports in person to the Audit Committee on at least a quarterly basis to keep the directors informed concerning legal risks and other legal matters involving the Company and the Company’s legal risk mitigation efforts. Moreover, the Company’s Chief Compliance Officer reports to the Clinical Quality Committee on at least a quarterly basis on compliance and regulatory risks involving the Company and the Company’s efforts to mitigate those risks.

Additionally, at each Board meeting, our Chief Executive Officer and management team meet with the other directors to address operational and strategic matters, including areas of risk and opportunity that require Board attention.

Our cybersecurity risk management is currently independent of enterprise risk management, and our cybersecurity program and related policies are managed by a dedicated Assistant Vice President (“AVP”) of Cybersecurity who reports to our Chief Information Officer (“CIO”), under ultimate oversight by the Audit Committee. The AVP of Cybersecurity leads periodic meetings of our chartered Cybersecurity Steering Committee, which addresses key cyber threats, policy changes, and project updates. The Cybersecurity Steering Committee includes the CIO, other executive-level leaders, and key members of management. At least quarterly, the Audit Committee receives a report of any cybersecurity incidents and other key monitoring metrics from a representative of the Cybersecurity Steering Committee. The Audit Committee will then communicate cyber- related issues with the Board as needed. Our Board periodically reviews our existing cybersecurity program and related policies, including, among other things, the Board’s role within our cybersecurity risk management infrastructure. For additional detail on our cybersecurity risk management, governance and strategy, see Item 1.C. of Part I of our Annual Report on Form 10-K filed with the SEC on March 13, 2025.

The oversight of risk within the organization is an evolving process requiring the Company to continually look for opportunities to further embed systematic enterprise risk management into ongoing business processes across the organization. The Board of Directors actively encourages management to continue to review and improve its methods of assessing and mitigating risk.

Corporate and Social Responsibility

Social Responsibility

The Aveanna Healthcare Relief Fund was formed as a separate 501c3 non-profit organization to provide support to Aveanna employees in times of need. The Aveanna Relief Fund provides financial assistance to Aveanna team members who are experiencing severe financial hardships caused by unexpected emergencies, such as natural disasters, serious illness or injury, funeral expenses along with many other unexpected circumstances. The work that goes into the operation of the fund is provided by Aveanna employees who volunteer their time and effort to help those in need. The Aveanna Relief Fund is supported by employee donations through payroll deduction, Aveanna’s matching contributions on a dollar for dollar basis (up to $100,000 annually) and the generous donations from many of our vendor partners.

Human Capital

As of December 28, 2024, we employed approximately 3,500 full-time support staff personnel with the remainder of our approximately 30,000 employees employed on a part-time, temporary, per-diem, or full-time basis. All of our employees work with us on an at-will basis, where permitted by law, and none are union members or subject to any collective bargaining agreements. Our employee engagement survey data, together with other key indicators that we monitor, demonstrate that we enjoy good relationships with our employees. Our human capital resources objectives center around employee engagement, fostering our culture, and leadership development. We maintain and grow our team utilizing proven practices and technologies that help us identify, hire, incentivize and retain our existing employees. We also employ an equity incentive plan to attract, retain, motivate and reward certain employees and directors through the issuance of equity-based incentive compensation awards, and we provide for employee participation in our employee stock purchase plan on a discounted basis, as well as providing cash-based performance bonuses.

Talent Acquisition, Retention and Development

Our strategy is to lead the market by attracting and hiring caregivers with a candidate-focused and technology-driven recruiting experience. We have customized our nationwide recruiting model to localized workforces, and we seek to attract the best clinicians with our powerful mission, unique opportunities to provide one-on-one care in the home with flexible schedules, as well as 24/7 clinical support and electronic charting. We leverage extensive recruiting and employee data to identify, attract, and engage a skilled and diverse talent pool, as well as to assist us to manage, develop and retain our valuable workforce.

Diversity and Inclusion

Our Diversity, Equity & Inclusion (“DEI”) Vision

Aveanna is a company where all employees of various cultures, walks of life and abilities are valued and each has an equal opportunity for growth and success, thereby increasing organizational capacity to achieve our mission to revolutionize the way homecare is delivered - one patient at a time - while preserving and cultivating our culture of corporate and social responsibility.

Board of Directors

For all potential Board members, we consider educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders. In addition, the Nominating and Corporate Governance Committee, in accordance with its policies and procedures for director candidates, considers whether a proposed director candidate would help achieve a Board composition that represents a diversity of background and experience.

Executive Officer Positions

In appointing individuals to executive officer positions, we weigh a number of factors, including educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

The Board of Directors believes the most effective way to achieve greater continuity in our senior management team is to identify high-potential candidates within the organization and work with them to ensure they develop the skills, acquire the experience and have the opportunities necessary to eventually occupy executive officer positions. This includes taking action to build a culture of inclusion throughout the organization.

Board Committees

The committees of our Board of Directors are the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Clinical Quality Committee. Each committee operates under a charter approved by our Board of Directors. Members serve on these committees until their respective resignations or until otherwise determined by our Board of Directors. Copies of each committee’s charter is available on our website, located at www.aveanna.com. Information contained on or accessible through our website does not form a part of this Proxy Statement and is not incorporated by reference herein.

Audit Committee

Our Audit Committee is responsible for, among other things:

•	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

•	discussing with our independent registered public accounting firm their independence from management;

•	reviewing, with our independent registered public accounting firm, the scope and results of their audit;

•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual financial statements that we file with the SEC;

•	overseeing our financial and accounting controls and compliance with legal and regulatory requirements;

•	reviewing our policies on risk assessment and risk management;

•	overseeing risks from our cybersecurity threats;

•	reviewing related person transactions; and

•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

The Audit Committee is composed of Victor F. Ganzi, Brent Layton, Dr. Sheldon M. Retchin and Steven E. Rodgers, with Mr. Ganzi serving as chair. Mr. Ganzi qualifies as an “audit committee financial expert” as such term has been defined in Item 407(d)(5) of Regulation S-K. Our Board of Directors has affirmatively determined that each of Messrs. Ganzi, Layton, Retchin and Rodgers is “independent” for purposes of serving on the Audit Committee under the Nasdaq rules and the independence standards under Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is responsible for, among other things:

•	identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors;

•	overseeing succession planning for our executive officers;

•	periodically reviewing our Board of Directors’ leadership structure and recommending any proposed changes to our Board of Directors;

•	overseeing an annual evaluation of the effectiveness of our Board of Directors and its committees; and

•	developing and recommending to our Board of Directors a set of corporate governance guidelines.

The Nominating and Corporate Governance Committee is composed of Devin O’Reilly, Jeff Shaner, Robert M. Williams, Jr. and Rodney D. Windley, with Mr. Windley serving as chair. As described above, we avail ourselves of the “controlled company” exemption under the Nasdaq rules, which exempts us from the requirement that we have a Nominating and Corporate Governance Committee composed entirely of independent directors. Messrs. Windley and Shaner do not qualify as “independent directors” under the Nasdaq rules.

Compensation Committee

Our Compensation Committee is responsible for, among other things:

•	reviewing and approving the corporate goals and objectives, evaluating the performance and reviewing and approving the compensation of our executive officers;

•	reviewing and approving or making recommendations to our Board of Directors regarding our incentive compensation and equity-based plans, policies and programs;

•	reviewing and approving all employment agreement and severance arrangements for our executive officers;

•	making recommendations to our Board of Directors regarding the compensation of our directors; and

•	retaining and overseeing any compensation consultants.

The Compensation Committee is composed of Christopher R. Gordon, Devin O’Reilly, Steven E. Rodgers and Robert M. Williams, Jr., with Mr. O’Reilly serving as chair. Although, as a “controlled company”, we are not required to have a compensation committee composed entirely of independent directors, all members of our Compensation Committee are “independent” for purposes of serving on the Compensation Committee under the Nasdaq rules. Each member of our Compensation Committee is a non-employee director (within the meaning of Rule 16b-3 under the Exchange Act).

Clinical Quality Committee

Our Clinical Quality Committee oversees our non-financial compliance matters and is responsible for, among other things:

•	identifying, reviewing and analyzing laws and regulations applicable to us;

•	recommending to the Board of Directors, and monitoring the implementation of, compliance programs, policies and procedures that comply with local, state and federal laws, regulations and guidelines;

•	reviewing significant compliance risk areas identified by management;

•	discussing periodically with management the adequacy and effectiveness of policies and procedures to assess, monitor, and manage non-financial compliance business risk and compliance programs;

•	monitoring compliance with, authorizing waivers of, investigating alleged breaches of and enforcing our non-financial compliance programs; and

•	reviewing our procedures for the receipt, retention and treatment of complaints received regarding non-financial compliance matter.

The Clinical Quality Committee is composed of Devin O’Reilly, Dr. Sheldon M. Retchin, Dr. Erica Schwartz, Jeff Shaner and Robert M. Williams, Jr., with Dr. Retchin serving as chair.

Board and Committee Meetings—2024

Our Board of Directors held four meetings in fiscal year 2024. Our Board’s Audit and Clinical Quality Committees generally meet on or around the date of each regularly scheduled quarterly Board meeting. The Compensation and Nominating and Corporate Governance Committees meet as often as determined appropriate to carry out their responsibilities. During 2024, the Audit Committee held four meetings; the Clinical Quality Committee held four meetings; the Compensation Committee held one meeting; and the Nominating and Corporate Governance Committee, in lieu of a meeting, acted by unanimous written consent to recommend Brent Layton as a Class III Director. Each director attended at least 75% of the total number of Board meetings and meetings of the committees on which he or she served during fiscal year 2024. Generally, during every month in which there is no regularly scheduled Board meeting, the Board of Directors members meet telephonically with selected members of Company management. All of our directors are encouraged to attend our annual meeting of stockholders. Two directors attended our 2024 annual meeting in person, and one director attended virtually.

Independent Directors—Meetings in Executive Session

The independent directors, as a group, meet in executive session on a regular basis in connection with each Board meeting without any members of our management present.

Director Nominations

The Nominating and Corporate Governance Committee solicits and receives recommendations for candidates to fill any Board vacancies, reviews the qualifications of potential director candidates and recommends candidates to the full Board for consideration. For so long as the A&R Stockholders Agreement (as defined under “Certain Relationships and Related Party Transactions – Stockholders Agreement” contained elsewhere in this Proxy Statement) remains in effect, the Nominating and Governance Committee is required to ensure that the composition of the Board complies with the procedures set forth in the A&R Stockholders Agreement. The Nominating and Governance Committee has a process, as set forth in the Nominating and Governance Committee Charter, for the evaluation of director candidates for the Board. Pursuant to these policies, the Nominating and Governance Committee considers, in addition to those candidates designated in accordance with the terms of the A&R Stockholders Agreement, candidates recommended by the Nominating and Governance Committee, by other Board members, by management and by stockholders (pursuant to the procedures described below). The Nominating and Governance Committee periodically reviews the performance and contributions of individual Board members in connection with the determination to propose a director as a candidate for re-election. If a Board member is a candidate for re-election, then the Nominating and Governance Committee considers all aspects of such candidate’s qualifications and skills in the context of the Company’s needs at that point in time, as well as such person’s diversity of background and experience and the current composition of the Board and the needs of the Board and the respective committees of the Board. While not an exclusive list, the Nominating and Governance Committee considers the following important qualifications when evaluating a director candidate:

•	High standards of personal and professional ethics and integrity;

•	Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•	Skills that are complementary to those of the existing Board;

•	The ability to assist and support management and make significant contributions to the Company’s success; and

•	An understanding of the fiduciary responsibilities that is required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities.

Pursuant to our Amended Bylaws, stockholders may recommend a nominee for consideration by the Board by delivering certain information specified in our Amended Bylaws with respect to the nominee and the proposing stockholder to our Chief Legal Officer and Secretary, at Aveanna Healthcare Holdings Inc., 400 Interstate North Parkway SE, Suite 1600, Atlanta, GA 30339. Our Secretary will forward such information to the Chair of the Nominating and Corporate Governance Committee.

Although we have not adopted a formal policy regarding the consideration of Board candidates recommended by our stockholders, the Board believes that the procedures set forth in our Amended Bylaws are currently sufficient and that the establishment of a formal policy is not necessary. For additional important information regarding stockholder nominations of directors and stockholder proposals, please see the “Other Matters” section of this Proxy Statement.

Stockholder Communications with and Regarding our Board of Directors

Stockholders who wish to communicate with our Board of Directors or our Audit Committee should address their communications to such party, in care of our Secretary, who is responsible for promptly disseminating such communications to our Board of Directors or Audit Committee Chair, as appropriate.

Pursuant to our Corporate Governance Guidelines (described below), all communications with the Board of Directors or the Audit Committee are treated confidentially, and stockholders and other interested parties can remain anonymous when communicating their concerns. Stockholders who would like to submit the name of a person for consideration as a director nominee should address any communication to our Secretary in accordance with the procedures described under the heading “Other Matters — Submission of Shareholder Proposals and Director Nominations for 2026 Annual Meeting,” below.

Securities Trading Policy

The Company has adopted a securities trading policy (the “Securities Trading Policy”) which governs the purchase, sale and/or any other dispositions of the Company’s securities by the Company and its directors, officers and employees and is reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable exchange listing standards. A copy of the Securities Trading Policy has been filed with the Company’s Annual Report on Form 10-K for the year ended December 28, 2024, filed by the Company under the Exchange Act on March 13, 2025.

CODE OF ETHICAL BUSINESS CONDUCT

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted on our website, www.aveanna.com. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the code. The information contained on or accessible through our website does not form a part of this Proxy Statement and is not incorporated by reference herein.

The members of our Nominating and Corporate Governance Committee are responsible for the review and consideration of corporate governance practices.

Members of Nominating and Corporate Governance Committee

Devin O’Reilly

Jeff Shaner

Robert M. Williams, Jr.

Rodney D. Windley (Chair)

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Background

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP (“Ernst & Young” or “EY”) as the Company’s independent registered public accounting firm for the fiscal year ending January 3, 2026. The submission of this matter for ratification by stockholders is not legally required; however, our Board of Directors believes that such submission is consistent with best practices in corporate governance and is an opportunity for stockholders to provide direct feedback to the Audit Committee and the Board of Directors on an important matter of corporate governance. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm as our Company’s external auditor. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm to be our Company’s external auditor at any time during the year if it determines that such a change would be in the best interests of our Company and our stockholders.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JANUARY 3, 2026.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the voting power of the shares represented at the Meeting and entitled to vote on the subject matter.

Ernst & Young Representative—Attendance at the Meeting

A representative of Ernst & Young will be present at the Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions by stockholders.

REPORT OF THE AUDIT COMMITTEE

This Report of the Audit Committee does not constitute soliciting material, shall not be deemed filed under the Exchange Act, and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that we incorporate this Report of the Audit Committee by specific reference.

The Audit Committee operates under a written charter approved by the Board, a copy of which is available on the Company’s website. The Audit Committee is responsible for oversight of Aveanna’s accounting and financial reporting and internal control processes, and compliance with legal and regulatory requirements. The Audit Committee is currently composed of four directors, all of whom are independent as determined in accordance with the listing standards of Nasdaq and within the meaning of Rule 10A-3 under the Exchange Act. Victor F. Ganzi, Chairman of the Audit Committee, qualifies as an “audit committee financial expert” as such term has been defined in Item 407(d)(5) of Regulation S-K.

In fulfilling its oversight responsibilities, on a quarterly and annual basis, the Audit Committee meets with Ernst & Young, our independent registered public accounting firm, both with and without management present, to review and discuss our quarterly and annual financial statements, related footnotes, and Management’s Discussion and Analysis of Financial Condition and Results of Operations; and to solicit EY’s feedback and observations as to our overall quality of financial reporting. The Audit Committee has reviewed and discussed with management and EY our audited financial statements for the fiscal year ended December 28, 2024, including a discussion of the acceptability and quality of the accounting principles, the reasonableness of significant accounting judgments, clarity of disclosures in the financial statements, and critical audit matters.

The Audit Committee is responsible for the appointment, compensation and oversight of our independent registered public accounting firm. EY has served as our independent registered public accounting firm since 2017. The Chairman of the Audit Committee was involved in the selection of the lead audit partner, who completed his fourth year as the lead audit partner for the fiscal year 2024 audit.

During the planning phase of the 2024 audit, the Audit Committee discussed with EY the overall scope and planning of the annual audit, including EY’s overall fees. The members of the Audit Committee, or the Chair of the Audit Committee, pursuant to a delegation of authority, reviewed and pre-approved all permissible services by EY.

EY provided to the Audit Committee the written disclosures and the letter required by the Public Company Accounting Oversight Board’s (the “PCAOB”) regarding EY’s independence, and the members of the Audit Committee discussed with EY the firm’s independence from us and our management. The members of the Audit Committee also considered whether EY’s provision to us of any non-audit services is compatible with maintaining EY’s independence. This discussion and disclosure informed the Audit Committee of EY’s independence and assisted the Audit Committee in evaluating that independence. The members of the Audit Committee concluded that EY is independent from us and our management.

The Audit Committee also received from and discussed with EY the matters required to be discussed under the applicable requirements of the PCAOB, the SEC and the Audit Committee’s charter.

Based on the review and discussions set forth above, and any additional matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 28, 2024.

This report has been approved by the members of the Audit Committee:

Victor F. Ganzi (Chair)

Brent Layton

Dr. Sheldon M. Retchin

Steven E. Rodgers

Fees Paid to Auditors

The following summarizes the fees billed to us by Ernst & Young for professional services rendered in fiscal years 2024 and 2023.

	Fiscal Year 2024		Fiscal Year 2023
Fee Category	Amount ($)	Percent	Amount ($)	Percent

Audit fees	$3,549,500	85%	$3,363,500	88%
Audit-related fees	-	0%	-	0%

Tax fees	$618,087	15%	$454,760	12%

Total fees	$4,167,587	100%	$3,818,260	100%

Audit fees included fees associated with the annual audit, including the audit of internal controls over financial reporting, the reviews of our Quarterly Reports on Form 10-Q, and services that are normally provided by our registered independent public accounting firm in connection with statutory and regulatory filings or engagements and that generally only our registered independent public accounting firm can provide. Audit- related fees are fees for services performed during the respective years by the independent registered public account firm for assurance and related services not reported under the caption “Audit fees” in the tables above. Tax fees included tax compliance and limited tax consulting services. All of the services described above were pre-approved by the Audit Committee (or the Chair of the Audit Committee, pursuant to a delegation of authority).

Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors; Delegation of Pre-Approval Authority in Specified Instances

All audit and permissible non-audit services provided by the independent auditors are pre-approved by the Audit Committee (or the Chair of the Audit Committee, pursuant to a delegation of authority). These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

STOCK OWNERSHIP

The following table shows beneficial ownership of our common stock as of March 11, 2025, unless otherwise indicated, by (i) each person known by us to beneficially own more than five percent of our common stock, (ii) each of our directors, director nominees, and Named Executive Officers (as such term is defined under the heading “Compensation Discussion and Analysis” below), and (iii) all of our directors and executive officers as a group. Except as noted below, the persons named have sole voting and investment power with respect to all shares of common stock.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person or entity has beneficial ownership of a security if such person or entity possesses sole or shared voting or investment power over that security, including options and other convertible securities that are either currently exercisable or will become exercisable within 60 days. In computing the number of shares beneficially owned by a person or entity and the percentage ownership of that person or entity in the table below, all shares subject to options and restricted stock units held by such person or entity were deemed outstanding if such securities are currently exercisable, or will become exercisable or will vest within 60 days following March 11, 2025. These shares were not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.

The beneficial ownership of our common stock is based on 195,093,866 shares of our common stock outstanding as of March 11, 2025.

Unless otherwise indicated, the address of each of the individuals named in the table below under “Directors and Named Executive Officers” is c/o Aveanna Healthcare Holdings Inc., 400 Interstate North Parkway SE, Atlanta, Georgia 30339.

Name of Beneficial Owner	Shares	Percentage

5% Stockholders:

Entities affiliated with Bain Capital Investors, LLC (1)	81,600,880	41.8%

J.H. Whitney Equity Partners VII (2)	48,655,882	24.9%

Nut Tree Capital Management, LP (3)	12,372,649	6.3%

Directors and Named Executive Officers:

Rodney D. Windley (4)	3,915,704	2.0%

Jeffrey Shaner (5)	2,970,274	1.5%

Matthew Buckhalter (6)	81,147	*

Jerry Perchik	-	*

Victor F. Ganzi	455,345	*

Christopher R. Gordan (7)	-	*

Devin O’Reilly (7)	-	*

Sheldon M. Retchin, M.D., M.S.P.H.	296,485	*

Steven E. Rodgers	265,237	*

Erica Schwartz, M.D., J.D., M.P.H.	229,237	*

Robert M. Williams, Jr. (8)	5,775,467	3.0%

Brent Layton	-	*

All directors and named executive officers as a group (12 persons) (9)	13,988,896	7.0%

(*)	Less than one percent
(1)

Includes 81,600,880 shares registered in the name of BCPE Eagle Investor, LP, (“BCPE Eagle Investor”). Bain Capital Fund XI, L.P., a Cayman Islands exempted limited partnership (“Fund XI”), is the sole member of BCPE Eagle GP, LLC, a Delaware limited liability company (“BCPE Eagle GP”), which is the general partner of BCPE Eagle Investor. Bain Capital Partners XI, L.P., a Cayman Islands exempted limited partnership (“Partners XI”), is the general partner of Fund XI. Bain Capital Investors, LLC, a Delaware limited liability company (“BCI” and collectively with BCPE Eagle Investor, BCPE Eagle GP, Fund XI and Partners XI, the “Bain Capital Entities”), is the general partner of Partners XI. As a result, BCI may be deemed to share voting and dispositive power with respect to the securities held by BCPE Eagle Investor. Each of the Bain Capital Entities has an address c/o Bain Capital Private Equity, LP, 200 Clarendon Street, Boston, Massachusetts 02116.

(2)

Includes (i) 31,474,896 shares registered in the name of J.H. Whitney VII, L.P., (ii) 15,725,196 shares registered in the name of PSA Healthcare Investment Holding LLC, and (iii) 1,455,790 shares registered in the name of PSA Iliad Holdings LLC (together, the “J.H. Whitney Entities”). The governance, investment strategy and decision-making process with respect to investments held by the J.H. Whitney Entities is directed by J.H. Whitney Equity Partners VII, LLC. As a result, J.H. Whitney Equity Partners VII, LLC may be deemed to share voting and dispositive power with respect to the shares held by the J.H. Whitney Entities. Each of the J.H. Whitney Entities has an address c/o J.H. Whitney Capital Partners, LLC, 212 Elm Street, New Canaan, Connecticut 06840.

(3)

The information as to this beneficial ownership with respect to the number of shares beneficially owned by Nut Tree Capital Management, LP (“Nut Tree Capital Management”) is derived from its 13G filed with the Securities and Exchange Commission on February 14, 2024. Such Schedule relates to shares held by Nut Tree Master Fund, LP (“Nut Tree Master Fund”). Nut Tree Capital Management serves as investment advisor to Nut Tree Master Fund. Nut Tree Capital Management GP, LLC (Nut Tree Capital Management GP”) serves as a general partner of Nut Tree Capital Management. Mr. Jared R. Nussbaum serves as Chief Investment Officer and managing partner of Nut Tree Capital Management, and is the sole member of Nut Tree Capital Management GP. The address for this beneficial owner is 55 Hudson Yards, 22nd Floor, New York, New York 10001.

(4)	Includes 1,916,648 shares issuable upon exercise of options.
(5)	Includes 1,916,648 shares issuable upon exercise of options.
(6)	Includes 45,897 shares issuable upon exercise of options.
(7)

Does not include shares held by the Bain Capital Entities. Each of Mr. Gordon and Mr. O’Reilly is a partner of BCI. As a result, by virtue of the relationships described in footnote 1 above, Messrs. Gordon and O’Reilly may be deemed to share beneficial ownership of the shares held by the Bain Capital Entities. The address for Messrs. Gordon and O’Reilly is c/o Bain Capital Private Equity, LP, 200 Clarendon Street, Boston, Massachusetts 02116.

(8)

Does not include shares held by the J.H. Whitney Entities but includes 5,227,500 shares held by JHW Iliad Holdings LLC (“JHW Iliad”) and 547,967 shares held by JHW Iliad Holdings II LLC (“JHW Iliad II”). Project Iliad Managing Member, LLC (“Project Iliad”) is the managing member of JHW Iliad. J.H. Whitney Capital Partners, LLC (“JHW Capital Partners”) is the sole member of J.H. Whitney VII Management Co., LLC (“JHW Management Co. VII”), which is the managing member of JHW Iliad II. Mr. Williams is a senior managing director at J.H. Whitney Equity Partners VII, LLC and is a Member of Project Iliad and a Senior Managing Director of JHW Capital Partners. As a result, by virtue of the relationships described in footnote 2 above, and in the foregoing sentence, Mr. Williams may be deemed to share beneficial ownership of the shares held by the J.H. Whitney Entities, JHW Iliad and JHW Iliad II. Mr. Williams disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. The address for Mr. Williams is c/o J.H. Whitney Capital Partners, LLC, 212 Elm Street, New Canaan, Connecticut 06840.

(9)	Includes 3,879,193 shares issuable upon exercise of options.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of our common stock to file reports of ownership and changes of ownership with the SEC. Copies of all filed reports are required to be furnished to us. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us during and with respect to fiscal year 2024, as well as written representations by our directors and executive officers, we believe that each such person filed, on a timely basis, the reports required by Section 16(a) of the Exchange Act with respect to fiscal year 2024, except that for each of Messrs. Layton, Ganzi, Retchin, Rodgers and Windley and Ms. Schwartz, one Form 4 was inadvertently filed late, which in each case reported a single transaction.

EQUITY COMPENSATION PLAN INFORMATION AS OF DECEMBER 28, 2024

The following table provides information about awards outstanding and shares remaining available under our equity compensation plans (including any individual compensation arrangements) as of December 28, 2024.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted- average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	28,441,857	2.93	16,057,381	(1)
Equity compensation plans not approved by security holders	-	-	-
Total	28,441,857	2.93	16,057,381

(1)

Composed of 12,740,535 shares reserved for issuance under the Aveanna Healthcare Holdings Inc. 2021 Stock Incentive Plan (the “2021 Plan”) and 3,316,846 shares reserved for issuance under the Aveanna Healthcare Holdings Inc. 2021 Employee Stock Purchase Plan (the “ESPP”). See “Compensation Discussion and Analysis—Long-Term Equity Incentive Plans” for additional information on the 2021 Plan and the ESPP, including the provisions relating to the automatic annual increase of shares authorized under each of such plans.

PROPOSAL 3—ADVISORY, NON-BINDING, VOTE ON THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS (“SAY ON PAY” VOTE)

General Information

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act enable our stockholders to vote to approve, on an advisory, non-binding, basis, the compensation paid to our “Named Executive Officers” as disclosed in this Proxy Statement in accordance with the SEC’s rules.

Say on Pay Vote Mechanics

We are asking our stockholders to provide advisory approval of the compensation paid to our “Named Executive Officers,” as described in the “Compensation Discussion and Analysis” (“CD&A”) section of this Proxy Statement and the compensation tables and narrative disclosures following the CD&A.

This advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and our compensation philosophy, policies and practices, as described in this Proxy Statement.

Our Board has determined that we will annually hold an advisory, non-binding, stockholder vote on the compensation of our NEOs until the next required vote on the frequency of future executive compensation votes, which is required to occur no later than the annual meeting of stockholders to be held in 2028.

Highlights of our Executive Compensation Program

We believe that it is important to reward our executives for strong performance in our business, which presents us with significant operational and regulatory challenges given our industry, and to incentivize them to continue to take actions to deliver strong results for our investors by growing our geographical footprint, expanding our relationships in the healthcare community, growing our patient services, and pursuing new market opportunities. At the same time, we believe that it is important to disincentivize unnecessary risk-taking. We design our executive compensation programs to attract talented executives to join the Company and to motivate them to position us for long-term success, achieve superior operating results and increase stockholder value. To realize these objectives, our compensation philosophy includes the following core elements:

•

Performance-Based: A significant portion of executive compensation should be “at-risk,” performance- based pay linked to specific, measurable short-term and long-term goals that reward both organizational and individual performance;

•	Stockholder Aligned: Incentives should be structured to create a strong alignment between executives and stockholders on both a short-term and long-term basis; and

•

Market Competitive: Compensation levels and programs for executives, including our Named Executive Officers, should be competitive relative to the markets in which we operate and compete for talent. It is important to leverage an understanding of what constitutes competitive pay in our markets and build strategies to attract, incentivize, reward and retain top talent.

By incorporating these core design elements, we believe our executive compensation program is in line with and supportive of our stockholders’ objectives and effective in attracting, motivating and retaining the level of talent we need to successfully manage and grow our business.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADVISORY, NON-BINDING SAY ON PAY PROPOSAL, AS STATED BY THE FOLLOWING RESOLUTION:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2024 Summary Compensation Table, and the other related tables and disclosures.”

The say on pay vote is advisory, and therefore not binding on the Company, our Board of Directors or our Compensation Committee. Our Board of Directors and the Compensation Committee value the opinions of our stockholders and will consider the outcome of this vote in considering future compensation arrangements.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The following Compensation Discussion and Analysis (“CD&A”) describes our fiscal year 2024 executive compensation structure and philosophy. This CD&A is intended to be read in conjunction with the tables included in CD&A as well as the section titled, Report of the Compensation Committee, which provides detailed compensation information for the following executive officers, who we refer to as our “Named Executive Officers” or “NEOs”:

Name	Title

Jeff Shaner	President and Chief Executive Officer

Matthew Buckhalter	Chief Financial Officer

Jerry Perchik	Chief Legal Officer and Secretary

Our executive compensation structure consists of the following components:

•	Base salary
•	Non-equity Incentive Plan Compensation
•	Long-term incentives (equity awards)
•	Broad-based benefit and retirement programs

Executive Compensation Objectives and Philosophy

Our executive compensation program is intended to attract and retain executive officers and to align the interests of our executive officers with those of our stockholders. The Compensation Committee’s objectives for our programs include, but are not limited to, the following:

•	offer competitive total compensation opportunities, reflecting industry standards, and balance the need for talent with reasonable compensation expense;
•	enhance stockholder value by focusing management on financial metrics that drive value;
•	emphasize at-risk compensation versus fixed compensation;
•	attract, motivate and retain executive talent willing to commit to long-term stockholder value creation; and
•	discourage excessive risk taking.

The Compensation Committee determines the type and amount of compensation opportunity for our Named Executive Officers based on a thorough review of a variety of factors, including competitive market data, the officers’ respective responsibilities and value to the Company, future leadership potential and individual/ corporate/business performance. The following table outlines the elements of our executive pay programs and each element’s relationship with our philosophy for NEO compensation:

Component	Purpose	Characteristic	Fixed or Performance- Based

Base Salary	Attracts and retains executives through market-based pay	Compensates executives fairly and competitively for their roles	Fixed

Annual Non-Equity Compensation (Annual Cash Incentive)	Encourages achievement of financial performance metrics that drive stockholder value	Based on achievement of predefined corporate financial performance objectives	Performance- Based

Long-Term Equity Incentives	Align executives’ long-term compensation interests with stockholders’ investment interests	Value to the executive is based on the passage of time, as well as company-specific annual performance	Fixed and Performance- Based

Benefit and Retirement Programs	Provide competitive benefits that promote employee health and productivity and support longer-term physical and fiscal security	Similar to benefits offered to other employees	Fixed

Fiscal Year 2024 NEO Target Compensation Structure Summary

Component	Summary

Base Salary	• Mr. Shaner: $750,000 • Mr. Buckhalter: $425,000 • Mr. Perchik: $450,000[1]

Target Annual Bonus	The following target bonus opportunities were approved for fiscal year 2024. • Mr. Shaner: 100% • Mr. Buckhalter: 75% • Mr. Perchik: 75%

[1]	Mr. Perchik’s Base Salary was prorated in 2024 as he joined Aveanna in April 2024.

Fiscal Year 2024 NEO Target Compensation Structure Summary

Component	Summary

Long-Term Incentives

In order to secure our senior management team for the long term and to focus their decision-making to positively impact long-term stockholder value, in 2024 we made our annual long-term incentive grant, consisting of performance stock units (“PSUs”) and time-based restricted stock units (“RSUs”) to members of senior management, including our NEOs.

The equity awards granted to our NEOs as compensation for fiscal year 2024 consisted of 50% PSUs and 50% RSUs. The RSUs will cliff vest three years from the grant date. The PSUs are based on annual Adjusted EBITDA performance which can be met in any one-year period over the three years subsequent to the grant date.

Earned amounts become vested at the end of three years. PSUs and RSUs generally will be forfeited if the recipient voluntarily terminates employment prior to the vesting date.

Our fiscal year 2024 NEO RSU grants were as follows:

•  Mr. Shaner: 518,154 RSUs with a grant date value of $1,248,751

•  Mr. Buckhalter: 149,897 RSUs with a grant date value of $361.252

•  Mr. Perchik: 163,382 RSUs with a grant date value of $367,610

Our fiscal year 2024 NEO PSU grants were as follows:

•  Mr. Shaner: 518,153 PSUs with a grant date value of $1,248,749

•  Mr. Buckhalter: 149,896 PSUs with a grant date value of $361,249

•  Mr. Perchik: 163,381 PSUs with a grant date value of $367,607

Compensation Decision Process

Role of the Compensation Committee

The Compensation Committee is responsible to our Board of Directors for oversight of our executive compensation programs. The Compensation Committee consists of independent directors and is responsible for the review and approval of all aspects of our compensation programs, including, without limitation:

•	considering input from our stockholders;

•	reviewing and assessing competitive market data;

•	reviewing the chief executive officer’s performance and determining the chief executive officer’s compensation;

•	reviewing and approving incentive plan goals, achievement levels, objectives and compensation recommendations for the NEOs and other executive officers;

•	evaluating the competitiveness of each executive’s total compensation package to ensure that we can attract and retain critical management talent; and

•	approving any changes to the total compensation programs for the NEOs including, but not limited to, base salary, annual bonuses, long-term incentives and benefits programs.

Following review and discussion by the Compensation Committee, the Compensation Committee recommends to the Board and the Board approves the executive compensation of our executive officers. The Compensation Committee is supported in its work by our Chief Legal Officer and Secretary, Chief Administrative Officer and members of the people services team, as well as the Compensation Committee’s independent compensation consultant.

Role of Management

Currently, our Chief Executive Officer makes pay recommendations for executive officers, other than himself, to the Compensation Committee based on competitive market data and an assessment of individual performance. Recommendations to the Compensation Committee help establish appropriate and market- competitive compensation opportunities for our NEOs, consistent with our overall pay philosophy. The Compensation Committee considers such recommendations, in conjunction with input from the Compensation Committee’s independent compensation consultant, in making compensation decisions or recommendations to the full Board. No officer participates directly in the final deliberations or determinations regarding his or her own compensation package.

Role of the Independent Compensation Consultant

The Compensation Committee has historically retained an independent compensation consultant every other year and most recently retained the services of Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), in 2023 for assistance in determining executive compensation levels. The Compensation Committee retains sole authority to hire or terminate any compensation consultant, approve its professional fees, determine the nature and scope of its services and evaluate its performance. The Compensation Committee makes all final decisions regarding executive compensation.

Role of Peer Companies and Competitive Market Data

The following criteria were considered for the development of a peer group for the most recent compensation study, which we used to assist with total executive compensation levels.

•	Industry: companies similar to Aveanna, based on publicly traded healthcare companies in the Global Industry Classification System (GICS);

•	Company size: Approximately one-third to three-times Aveanna’s annual revenues, with a secondary focus on market capitalization;

•	Reverse peers: Companies considering Aveanna a peer;

•	Peers of peers: Companies used in the peer groups of potential peer companies; and

•	Competitors: Companies that compete with Aveanna for business and management talent.

Utilizing the above criteria, Aon identified the following 14 peer companies for the compensation study:

• Acadia Healthcare Company, Inc. • Addus HomeCare Corporation • Amedisys, Inc. • AMN Healthcare Services, Inc.	• ModivCare Inc. • National HealthCare Corporation • Option Care Health, Inc. • Periatrix Medical Group, Inc.
• Chemed Corporation • Cross Country Healthcare, Inc. • Enhabit, Inc.	• RadNet, Inc. • Surgery Partners, Inc. • The Pennant Group, Inc.

The Compensation Committee used competitive compensation data from the most recent total compensation study of peer companies to inform its decisions about overall compensation opportunities and specific compensation elements. The Compensation Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader U.S. market. Instead, the Compensation Committee applies judgment and discretion in establishing targeted pay levels, considering not only competitive market data, but also factors such as the Company’s overall and individual performance, scope of responsibility, critical needs and skill sets, leadership potential and succession planning.

Timing of Compensation Decisions

At its first annual meeting, the Compensation Committee makes compensation recommendations for our executives, including our Named Executive Officers. Recommendations include base salaries, whether previous year targets were met, prospective target performance levels and equity awards. The Committee also makes periodic compensation decisions for executives hired during the year.

2024 Compensation Elements

Base Salary

Base salaries are designed to recognize the competency, experience and performance an executive brings to the position. The Compensation Committee will recommend changes in base salary from time to time primarily based on a comparison to peer group market data, individual and Company performance, internal equity, value to the organization, promotions and the specific responsibilities compared to market. The Compensation Committee reviews base salaries for our executive officers annually. Set forth below are the respective base salaries for our Named Executive Officers, together with the percentage increases, if any, from the preceding fiscal year:

Name	Fiscal Year 2024 Base Salary	Change from Fiscal Year 2023

Jeff Shaner	$750,000	36%

Matthew Buckhalter	$425,000	31%

Jerry Perchik	$450,000	n/a (1)

(1)	Jerry Perchik joined Aveanna in April 2024. As such, he did not have a prior year base salary to calculate the change from Fiscal Year 2023.

Annual Non-Equity Incentive Compensation

Our NEOs are eligible to earn annual non-equity incentive compensation based on fiscal year performance. The annual non-equity incentive compensation plan is designed to reward our executives for superior annual performance in key areas that we believe create long-term value for stockholders. For fiscal year 2024, the Compensation Committee approved the following primary performance metric for our executive team:

•	Revenue (30% of target) and adjusted EBITDA (70% of target) (2).

(2)

We believe revenue and adjusted EBITDA are important metrics for measuring performance levels because it focuses on core operating results. Revenue is measured in accordance with U.S. generally accepted accounting principles (“GAAP”). Adjusted EBITDA for these purposes is measured in accordance with the calculations of our Adjusted EBITDA as disclosed in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, of our Annual Report on Form 10-K for the fiscal year ended December 28, 2024.

Upon completion of the fiscal year, the Compensation Committee determines achievement levels versus the pre-approved performance targets. The Compensation Committee also performs a comprehensive review of the Company’s overall financial performance. When performance falls between an achievement threshold, target and maximum performance levels, earned amounts are interpolated on a straight-line basis between points to determine compensation. Performance achievement below the threshold level generally will result in a lower bonus amount, in the Compensation Committee’s discretion, or no bonus at all. The Compensation Committee retains discretion to make adjustments as needed to incorporate the results of its comprehensive review.

Target award opportunities: The following target non-equity incentive compensation (as a percentage of base salary) was approved for fiscal year 2024.

Name	Fiscal Year 2024 Target (1) (% of Salary)	Change from Fiscal Year 2023

Jeff Shaner	100%	0%

Matthew Buckhalter	75%	50%

Jerry Perchik	75%	n/a(2)

(1)

Participants may earn from 50% to 200% of target non-equity incentive compensation based on performance achievement between the threshold and maximum levels. Payout opportunities for performance between the threshold, target and maximum levels are interpolated on a straight-line basis. The threshold represents 50% of the target amount; the target level represents 100% of the target amount, and the maximum represents 200% of the target amount.

(2)	Jerry Perchik joined Aveanna in April 2024. As such, he did not have a prior year target award to calculate the change from Fiscal Year 2023.

Based upon the Compensation Committee’s comprehensive review and evaluation of Aveanna’s performance in 2024 with respect to the aforementioned metrics, the following incentives were approved for fiscal year 2024:

Approved Fiscal Year 2024 Actual Non-equity Incentive Compensation

Name	Fiscal Year 2024 Target Incentive (% of Salary)	Fiscal Year 2024 Actual Incentive Earned (% of Target)	Fiscal Year 2024 Actual Incentive Earned
Jeff Shaner	100%	171%	$1,285,500

Matthew Buckhalter	75%	171%	$546,338

Jerry Perchik	75%	171%	$578,475

Long-Term Equity Incentive Plans

In addition to base salary and annual incentive compensation, each of our Named Executive Officers is provided long-term equity incentive compensation. The use of long-term equity incentives creates a link between executive compensation and our long-term performance, thereby creating alignment between executive and stockholder interests.

2021 Plan

We have adopted the 2021 Plan, which became effective on April 28, 2021, the day the registration statement filed in connection with our initial public offering became effective. On and after the 2021 Plan’s Effective Date, no new awards may be granted under our previous stock incentive plan (the “2017 Plan”). Shares of our common stock subject to awards forfeited or cancelled under the 2017 Plan became available for issuance under the 2021 Plan. The 2021 Plan is designed to provide the Board and the Compensation Committee with flexibility in terms of the types of awards that may be granted and the underlying terms and conditions of such awards. The material terms of the 2021 Plan are summarized below.

Share Reserve. The maximum aggregate number of shares of common stock that may be subject to awards under the 2021 Plan is 14,413,135 shares (the “Initial Share Pool”). The 2021 Plan contains an automatic share increase feature pursuant to which the 2021 Plan share pool will automatically increase, commencing on January 1, 2022 and ending on and including January 1, 2031 in an amount equal to the lesser of (i) two percent (2%) of the number of outstanding shares on the last day of the immediately preceding fiscal year and (ii) such smaller number of shares as determined by the Board; provided that, the maximum number of shares that may be issued upon the exercise of incentive stock options shall equal the Initial Share Pool.

Administration. Unless the Board assumes authority for administration, the Compensation Committee administers the 2021 Plan, and the 2021 Plan provides that the Board or Compensation Committee may delegate its authority to grant awards to employees other than executive officers and certain senior executives of the company to a committee consisting of one or more members of our Board of Directors or one or more of our officers, other than awards made to individuals who are subject to Section 16 of the Exchange Act, or officers or directors to whom authority to grant or amend awards has been delegated hereunder, which must be approved by our full Board of Directors.

Eligibility. Incentive stock options (ISOs), nonqualified stock options, stock appreciation rights (SARs), restricted stock and all other stock-based and cash-based awards under the 2021 Plan may be granted to individuals who are then our officers, employees or consultants or are the officers, employees or consultants of certain of our subsidiaries. Such awards also may be granted to our directors. Only Aveanna employees may be granted ISOs.

Awards. The 2021 Plan provides that the administrator may grant or issue ISOs, nonqualified stock options, SARs, restricted stock, restricted stock units, other stock- or cash-based awards and dividend equivalents, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

Director Limit. The 2021 Plan provides that the sum of the grant date fair value of equity-based awards and the amount of any cash-based awards or other fees granted to a non-employee director during any calendar year shall not exceed $750,000.

Change in Control. In the event of a change in control, each outstanding award will be treated as the Compensation Committee determines in its sole discretion and on such terms and conditions as the Compensation Committee deems appropriate including, without limitation, assumption or substitution of awards by the acquirer, termination of awards or cash-out of awards. In the event the acquirer does not assume or substitute awards granted, prior to the consummation of such transaction, awards issued under the 2021 Plan will be subject to accelerated vesting such that 100% of such awards will become vested and exercisable or payable, as applicable. The Compensation Committee may also make appropriate adjustments to awards under the 2021 Plan and is authorized to provide for the acceleration, cash-out, termination, assumption, substitution or conversion of such awards in the event of a change in control or certain other unusual or nonrecurring events or transactions.

Adjustments of Awards. In the event of any stock dividend or other distribution, stock split, forward stock split, reorganization, combination or exchange of shares, merger, consolidation, split-up, spin-off, recapitalization, repurchase or any other corporate event affecting the number of outstanding shares of our common stock, the administrator will make appropriate, proportionate adjustments pursuant to criteria set forth in the 2021 Plan.

Amendment and Termination. The administrator may terminate, amend or modify the 2021 Plan at any time and from time to time. However, we must generally obtain stockholder approval to the extent required by applicable law, rule or regulation (including any applicable stock exchange rule). No awards will be granted pursuant to the 2021 Plan after the earlier of the tenth anniversary of (i) the effective date of the 2021 Plan and (ii) the date the 2021 Plan was approved by the Company’s stockholders.

Long-Term Incentives – Fiscal Year 2022 Grants

In the first quarter of 2022, the Compensation Committee, with the assistance of Aon, approved a new long-term incentive (“LTI”) structure for fiscal year 2022, which consists of 50% PSUs and 50% RSUs for all executive officers and some senior management groups, and 100% RSUs for certain other senior management groups.

•

Performance shares: weighted 50% on annual Adjusted EBITDA performance and 50% on three-year relative total shareholder return (“TSR”) performance. Our relative TSR will be compared to the healthcare services and healthcare facilities companies in the S&P Healthcare Services Select Index. Earned amounts based on Adjusted EBITDA vest at the end of three years, while earned amounts based on TSR performance vest after December 31, 2025, in each case subject to the satisfaction of the applicable performance criteria.

•	Restricted stock units: vesting occurs on a cliff basis three years after the grant date.

•	Certain other officers and personnel will be eligible to receive such RSUs.

Long-Term Incentives – Fiscal Year 2023 Grants

In the first quarter of fiscal year 2023, the Compensation Committee approved a new LTI grant for fiscal year 2023, which currently consists of 50% PSUs and 50% RSUs for all participants.

•	Performance shares: weighted on annual Adjusted EBITDA performance, which can be met in any one-year period over the three years subsequent to the grant date.

•	Restricted stock units: vesting occurs on a cliff basis three years after the grant date.

Long-Term Incentives – Fiscal Year 2024 Grants

In the first quarter of fiscal year 2024, the Compensation Committee approved a new LTI grant for fiscal year 2024, which currently consists of 50% PSUs and 50% RSUs for all participants.

•	Performance shares: weighted on annual Adjusted EBITDA performance, which can be met in any one-year period over the three years subsequent to the grant date.

•	Restricted stock units: vesting occurs on a cliff basis three years after the grant date.

See “—Executive Compensation Objectives and Philosophy—Fiscal Year 2024 NEO Target Compensation Structure Summary—Long-Term Incentives” for further details on the LTI grants to our NEOs for fiscal year 2024.

Historical Stock Option Awards

Stock options held by our NEOs contain the following vesting terms: 50% based upon time vesting, and 50% based upon performance vesting. Time-based vesting occurs ratably over five years. Completion of the Company’s IPO in April 2021 resulted in the Company’s performance-vesting options becoming eligible to potentially vest, and such vesting is based upon the achievement of certain Aveanna share prices as set forth below in further detail.

Senior Management Retention Plan

In the second quarter of fiscal year 2023, the Compensation Committee approved a new senior management retention plan for certain field and corporate executives in response to the deterioration in the value of equity compensation resulting from the decline in the Company’s share price. The plan consists of 100% performance stock units, the number of which will be determined using the share price if the Company reaches certain revenue and adjusted EBITDA targets measured by four consecutive quarters prior to January 2, 2027. Performance stock units become vested at the time of issuance.

Compensation Risk Assessment

The Compensation Committee is responsible for overseeing the risks relating to compensation policies and practices affecting senior management on an ongoing basis. The Compensation Committee believes our governance policies and compensation structure result in a compensation system that is not reasonably likely to lead to management decisions that would have a material adverse effect on the Company. We believe that the following features of our programs mitigate this risk:

•	the Compensation Committee retained an independent compensation consultant, Aon, to assist with 2023 compensation decisions;

•

the Compensation Committee recommends for Board approvals the annual non-equity incentive compensation plan’s financial goals at the start of the fiscal year, and recommends for approval the performance achievement level and final payments earned after the end of the fiscal year;

•	the annual non-equity incentive compensation plan has capped potential payouts at 200% of the target opportunity to mitigate potential windfalls;

•	we utilize a mix of cash and equity incentive programs, and all equity awards granted to our NEOs have multi-year vesting;

•

we utilize competitive general and change-in-control severance programs to help ensure executives continue to work towards our stockholders’ best interests in light of potential employment uncertainty; and

•	executives are subject to minimum stock ownership guidelines and limitations on trading in our securities, including prohibitions on hedging and pledging.

Tax and Accounting Implications

Our Compensation Committee operates its compensation programs with the good faith intention of complying with Section 409A of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and considers the impact of tax and accounting treatment when determining executive compensation.

Our Compensation Committee also considers the accounting impact when structuring and approving awards. We account for equity-based payments with respect to our long-term equity incentive award programs in accordance with ASC Topic 718, Compensation—Stock Compensation (“ASC Topic 718”), which governs the appropriate accounting treatment of equity-based payments under GAAP.

Other Practices, Policies and Guidelines

We provide a comprehensive offering of benefit plans to our employees, including access to insurance for major medical, dental, vision, life, accidental death and dismemberment, short-term disability and long-term disability, as well as healthcare and flexible spending accounts, wellness programs and various other voluntary benefit programs. These benefit programs are generally available to all our eligible full and part time employees. We offer one plan, our Deferred Compensation Plan, as a “top hat” benefit plan solely for our senior executives.

401(k) Plan. We maintain a defined contribution plan that is tax-qualified under Section 401(k) of the Code. Our 401(k) Plan is offered on a nondiscriminatory basis to all full-time and part-time regular and temporary employees age 21 or older, except those executive officers eligible for the Deferred Compensation Plan, with no minimum hour requirement for participation. Subject to certain limitations imposed by the Code, the 401(k) Plan permits eligible employees to defer receipt of portions of their eligible compensation by making deferral contributions, including after-tax Roth and catch-up contributions.

Participating employees may contribute up to 100% of their eligible compensation, but not more than the statutory limits. Participants are eligible to receive the value of their vested account balance upon termination of employment. Participants are always 100% vested in their voluntary contributions. Vesting of matching contributions, if any, is subject to our vesting schedule at 20% per year for each full year of service during which an employee works 1,000 hours, or upon the attainment of normal retirement age of the participant.

Employer matching contributions to the 401(k) Plan are made in an amount equal to 50% of each participant’s pre-tax contribution (up to a maximum of 5% of the participant’s annual eligible compensation), subject to certain other limits. The Compensation Committee believes that matching contributions assist us in attracting and retaining talented employees and executives. The 401(k) Plan provides an opportunity for participants to save money for retirement on a tax-deferred basis and to achieve financial security, thereby promoting retention.

Deferred Compensation Plan. We maintain a Deferred Compensation Plan (the “DC Plan”) for certain of our executives. The DC Plan is a nonqualified retirement plan that covers select employees, including our named executive officers once eligibility requirements are met. The plan provides eligible employees the opportunity to defer compensation and is offered as an alternative to the Company’s 401(k) plan. Participants in the DC Plan are not eligible to contribute to the 401(k) Plan.

Under the DC Plan, participants may contribute up to 50% of their base salaries and up to 50% of their annual bonus on a pre-tax basis. The DC Plan permits us to make matching contributions and discretionary contributions, as determined by the Compensation Committee. In 2024, we provided matching contributions using the same formula as provided under the 401(k) Plan, in an amount equal to 50% of each participant’s pre-tax contribution (up to a maximum of 5% of the participant’s annual eligible compensation), subject to the annual compensation limit for qualified plans.

Participants become 20% vested in our matching contributions each year. Participants also generally become fully vested upon termination of employment due to their death, disability, or attainment of age 55 with five years of service, and upon a change in control of the Company. Additionally, in order to comply with Section 409A of the Internal Revenue Code, the DC Plan limits the timing of distributions and deferral elections. A participant is always 100% vested in his or her own contributions.

Contributions under the DC Plan are credited to a bookkeeping account for the participant. Each account is adjusted for earnings and losses based on the performance of investment options, principally mutual funds, the participant selects. Subject to the requirements of Section 409A of the Internal Revenue Code, distributions under the DC Plan are generally made in a lump sum or up to ten annual installments, as the participant elects, following termination of employment. All pre-tax contributions are unfunded and payable from our general assets, although we have set aside funds in a trust to help us pay those benefits. The assets in this trust are subject to the claims of our general creditors.

Employee Stock Purchase Plan. We maintain an Employee Stock Purchase Plan, which we refer to as our ESPP. The ESPP is designed to allow our eligible employees to purchase shares of our common stock with their accumulated payroll deductions at certain stated times during stated offering periods. The ESPP is intended to qualify under Section 423 of the Code. The material terms of the ESPP are summarized below.

ESPP Administration. Subject to the terms and conditions of the ESPP, the Board of Directors has delegated administration of the ESPP to the Compensation Committee. Our Compensation Committee has in turn delegated administrative tasks and limited decision-making authority under the ESPP to the Company’s Retirement Committee, made up of senior officers, to assist in the administration of the ESPP. The Compensation Committee has final discretionary authority to administer and interpret the ESPP. Interpretations and constructions of the administrator of any provision of the ESPP or of any rights thereunder will be conclusive and binding on all persons. We bear all expenses and liabilities incurred by the Compensation Committee members and the other ESPP administrators in this capacity.

ESPP Share Reserve. The initial share reserve for grants under the ESPP was equal to 3% of the Company’s outstanding common shares as of the ESPP’s effective date (subject to customary anti-dilution adjustments). In addition, the ESPP includes an “evergreen” share replenishment feature whereby the total number of shares available for issuance under the ESPP will be increased on the first day of each fiscal year by the least of (i) that number equal to 1% of the issued and outstanding shares of the Company as of the ESPP’s effective date, (ii) 1% of the Company’s outstanding common shares as of the last day of the prior fiscal year, or (iii) such lesser amount determined by Board.

ESPP Eligibility. All U.S. employees of the Company and its subsidiaries, who have more than 90 days of service as of an offering period, subject to certain limitations under Section 423 of the Code, are eligible to purchase shares of our common stock under our ESPP, subject to certain excepts as set forth in the ESPP.

ESPP Participation. Employees enroll under the ESPP by completing an electronic payroll deduction permitting the deduction from their compensation of at least 1% of their compensation but not more than 15% (or such greater percentage as the Compensation Committee may establish from time to time before an offering date) of their compensation. However, a participant may not purchase more than 1500 shares per offering period as set forth in the ESPP and up to a fair market value of $25,000 of Company shares per calendar year under all “employee stock purchase plans” of the Company, as determined in accordance with Section 423 of the Code. Shares purchased under the ESPP are subject to a 6 month lock up period.

ESPP Offering. Under the ESPP, participants are offered the option to purchase shares of our common stock at a discount during a series of successive offering periods, the duration and timing of which will be determined by the Compensation Committee. In fiscal year 2024, each offering shall be a consecutive six (6) month period unless otherwise determined by the Compensation Committee. However, in no event may an offering period be longer than 27 months in length.

ESPP Price. The option purchase price will be equal to 85% of the lesser of (i) the fair market value of a share of common stock of the Company on the first trading date of the applicable offering period and (ii) the fair market value of a Company share on the applicable purchase date.

ESPP Adjustments Upon Changes In Recapitalization, Dissolution, Liquidation, Merger or Asset Sale. In the event of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offerings of rights, or any other change in the structure of the common shares of the Company, the Compensation Committee shall make such adjustment, if any, as it may deem appropriate in the number, kind, and the price of shares available for purchase under the ESPP, subject to certain excepts set forth in the ESPP.

ESPP Amendment and Termination. Our Board or the Compensation Committee may make certain amendments to the ESPP or suspend or terminate the ESPP at any time, subject to certain exceptions for which stockholder approval is required.

Stockholder Vote on Executive Compensation

Say-On-Pay

At the annual meeting of stockholders of the Company held on May 16, 2024, the Company’s stockholders voted, on an advisory, non-binding basis, on the compensation paid to the Company’s Named Executive Officers, otherwise referred to as “say on pay.” The stockholders voted overwhelmingly to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers. The Company’s Board of Directors considered the recommendations of the stockholders and determined that the Company would not make any material modifications to the compensation arrangements for the Named Executive Officers.

REPORT OF THE COMPENSATION COMMITTEE

This Report of the Compensation Committee does not constitute soliciting material, shall not be deemed filed under the Exchange Act and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that we incorporate this Report of the Compensation Committee by specific reference.

The Compensation Committee of the Board of Directors of Aveanna Healthcare Holdings Inc. has reviewed and discussed the Compensation Discussion and Analysis with management, as required by Item 402(b) of Regulation S-K, and, based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the Meeting and incorporated by reference into our Annual Report on Form 10-K for the year ended December 28, 2024.

This report has been approved by the members of the Compensation Committee:

Devin O’Reilly (Chair)

Christopher R. Gordon

Steven E. Rodgers

Robert M. Williams, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is composed of Devin O’Reilly (Chair), Christopher R. Gordon, Steven E. Rodgers and Robert M. Williams, Jr. During fiscal year 2024:

•	no member of the Compensation Committee was during the year, or formerly, an officer or employee of the Company or any of its subsidiaries;

•

no member of the Compensation Committee entered into any transaction with our Company in which the amount involved exceeded $120,000 or would otherwise require disclosure pursuant to Item 404 of Regulation S-K;

•	none of our executive officers served on the compensation committee of any entity where one of that entity’s executive officers served on the Compensation Committee;

•	none of our executive officers was a director of another entity where one of that entity’s executive officers served on the Compensation Committee; and

•	none of our executive officers served on the compensation committee of another entity where one of that entity’s executive officers served as a director on our Board.

Summary Compensation

The following table sets forth information concerning total compensation for our Named Executive Officers for fiscal years 2024 and 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)

Jeffrey Shaner	2024	750,000	-	2,497,500	-	1,285,500	10,047	4,543,047

Chief Executive Officer (PEO)	2023	550,000	-	1,811,157	-	550,000	1,422	2,912,579

Matthew Buckhalter	2024	425,000	-	722,500	-	546,338	9,649	1,703,487

Chief Financial Officer (PFO)	2023	312,500	150,000	868,125	-	156,500	8,634	1,495,759

Jerry Perchik (4)	2024	337,500	-	1,485,217	-	578,475	409	2,401,601

General Counsel and Chief Legal Officer	2023	-	-	-	-	-	-	-

(1)

Represents (i) aggregate grant date fair values of RSU and PSU awards granted during fiscal year 2024 pursuant to our 2021 Plan; (ii) aggregate grant date fair values of RSU and PSU awards granted during fiscal year 2023 pursuant to our 2021 Plan; and (iii) senior management retention plan award of $750,000 based on achieving future Company performance targets settled in PSUs upon vesting. The grant date fair value of our RSUs and PSUs is accounted for in accordance with ASC Topic 718 and as further discussed in Note 11 “Share Based Compensation” to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2024 filed with the SEC on March 13, 2025 (the “audited consolidated financial statements”). The amounts for the PSUs included in the stock awards column reflect the grant date fair value computed in accordance with FASB ASC Topic 718 based upon the probable outcome of the performance conditions as of the grant date.

(2)	Represents cash value of non-equity incentive awards earned under our annual incentive plan. For fiscal year 2024, the payments are expected to be made on April 11, 2025.

(3)

Represents (i) costs attributable to life insurance premiums paid by the Company on behalf of the Named Executive Officers and for which Company is not the beneficiary of the related insurance policies; and/or (ii) employer matching contributions to a non-qualified deferred compensation plan, as applicable.

(4)	All reported compensation for fiscal year 2024 is based on amounts earned since commencement of employment on April 29, 2024.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding awards granted held by the Named Executive Officers as of December 28, 2024.

	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)
Name	Grant Date	Exercisable (1)	Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date (2)	Grant Date	Number of Shares or Units That Have Not Yet Vested (#) (3)	Market Value of Shares or Units That Have Not Yet Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

Jeffrey Shaner	12/1/2017	1,206,778	1,206,778	4.88	11/30/2027	12/29/2021	180,000	838,800

	12/1/2017	709,870	-	9.76	11/30/2027	2/14/2022	204,996	955,281	-	-

						2/14/2023	701,823	3,270,495	140,365	654,101

						2/14/2024	690,872	3,219,464	345,435	1,609,727

Matthew Buckhalter	12/1/2017	21,297	21,297	4.88	11/30/2027	12/29/2021	115,000	535,900

	11/24/2020	24,600	36,900	15.00	11/23/2030	2/14/2022	22,820	106,341	-	-

						2/14/2023	78,125	364,063	15,625	72,813

						2/14/2024	199,862	931,357	99,931	465,678

Jerry Perchik						4/29/2024	217,842	1,015,144	108,921	507,572

(1)

Stock options with time-based vesting occurs ratably over five years. Mr. Shaner and Mr. Buckhalter held 1,916,648 and 52,047, respectively, of such options. Completion of the Company’s IPO in April 2021 resulted in the Company’s performance-vesting options becoming eligible to potentially vest, and such vesting is based upon the achievement of certain Aveanna share prices. Mr. Shaner and Mr. Buckhalter held 1,206,778 and 52,047, respectively, of such options at December 28, 2024.

(2)	The contractual term of all stock option awards under the 2021 Plan is ten years.

(3)

Represents (i) RSU awards granted during fiscal year 2022, 2023 and 2024, pursuant to our 2021 Plan, net of forfeitures; and (ii) RSUs granted on December 29, 2021. The RSUs granted in fiscal years 2022, 2023 and 2024 are subject to three-year cliff vesting and the RSUs granted on December 29, 2021 are subject to four-year cliff vesting.

(4)	Market value is based upon Aveanna’s closing stock price on the last day of trading for fiscal year 2024.

Option Exercises and Stock Vested

There were no exercises of stock options by the named executive officers in fiscal year 2024, nor did any restricted stock units held by the named executive officers in 2024 become vested.

Pay Versus Performance

Year	Summary Compensation Table Total for PEO ($) (1) (a)	Compensation Actually Paid to PEO ($) (2) (b)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (3) (c)	Average Compensation Actually Paid to Non-PEO NEOs ($) (2) (d)	Value of Initial Fixed $100 Investment Based On: Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($) (4) (e)	Net Loss ($) (5) (f)
2024	4,543,047	10,560,584	2,052,544	2,940,888	62.97	(10,929)

2023	2,912,579	5,688,936	1,867,763	3,961,605	36.22	(134,524)

2022	5,312,967	(2,617,361)	2,397,134	(3,033,177)	10.54	(662,034)

(1)
Mr. Shaner served as Principal Executive Officer (“PEO”) for fiscal years 2023 and 2024. Tony Strange served as the PEO for fiscal year 2022, and Mr. Strange’s separation from employment with the Company was effective December 31, 2022.

(2)
SEC Rules require certain adjustments be made to the totals set forth in the Summary Compensation Table of this proxy statement and in the definitive proxy statement on Schedule 14A filed with the SEC on April 1, 2024 to determine “compensation actually paid” as reported in the Pay Versus Performance Table above. “Compensation actually paid” does not represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. Generally, “compensation actually paid” is calculated as Summary Compensation Table total compensation adjusted to include the fair market value of equity awards as of the applicable fiscal year end, or if earlier, the vesting date (rather than the grant date). NEOs do not participate in a defined benefit plan, so no adjustment for pension benefits is included in the table below. The following table details these adjustments:

Year	Executive(s)	Summary Compensation Table Total ($)	Subtract Stock Awards ($)	Add Year-end Equity Value ($)	Change in Value of Prior Equity Awards ($)	Fair Value at Vesting Date of Awards Granted and Vested in Same Year ($)	Change in Fair Value of Awards Granted in PY that Vested in CY	Subtract Value of Equity Awards that Failed to Meet Vesting Conditions ($)	Compensation Actually Paid ($)
2024	PEO	4,543,047	(2,497,500)	4,829,191	3,685,846	-	-	-	10,560,584
	Non-PEO NEOs	2,052,544	(728,859)	1,459,875	156,612	-	716	-	2,940,888

2023	PEO	2,912,579	(1,337,057)	2,843,898	1,322,814	-	-	(53,298)	5,688,936

	Non-PEO NEOs	1,867,763	(472,500)	1,924,449	657,900	-	5,668	(21,675)	3,961,605

2022	PEO	5,312,967	(2,834,112)	123,514	(4,235,791)	104,718	(1,088,657)	-	(2,617,361)
	Non-PEO NEOs	2,397,134	(1,470,004)	65,338	(3,431,849)	26,180	(619,976)	-	(3,033,177)

(3)
Average total compensation of the
Non-PEO
NEOs as reported in the Summary Compensation Table of this proxy statement and in the definitive proxy statement on Schedule 14A filed with the SEC on April 1, 2024. The non-PEO
NEOs for fiscal year 2022 were Mr. Rodney Windley, Mr. Shaner, Mr. David Afshar and Mr. Drake, the
non-PEO
NEOs for fiscal year 2023 were Mr. Reisz and Mr. Drake and the non-PEO
NEOs for fiscal year 2024 were Mr. Buckhalter and Mr. Perchik.

(4)	Total shareholder return in the covered fiscal year based on a fixed investment of $100 as of December 31, 2021.

(5)	Net loss as reported in our Annual Reports on Form 10-K.

Narrative to Pay versus Performance Table

Compensation Actually Paid Versus Total Shareholder Return
$12,000,000
$11,000,000
$10,000,000
$9,000,000
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
($1,000,000)
($2,000,000)
($3,000,000)
($4,000,000)
($5,000,000)
$325
$300
$275
$250
$225
$200
$175
$150
$125
$100
$75
$50
$25
$0
12/31/2022
12/30/2023
12/28/2024
Compensation Actually Paid to PEO ($)
Average Compensation Actually Paid to Non-PEO NEOs ($)
Total Shareholder Return ($)

Compensation Actually Paid versus Total Shareholder Return
Compensation Actually Paid to the PEO and
Average
Compensation Actually Paid to
Non-PEO
NEOs in the covered fiscal years was negative in fiscal year 2022 and positive in fiscal years 2023 and 2024, whereas Total Shareholder Return was negative in all periods when compared to an initial investment date of December 31, 2021.
Compensation Actually Paid versus Net Loss
Compensation Actually Paid to the PEO and Average Compensation Actually Paid to
Non-PEO
NEOs in the covered fiscal years was negative in fiscal year 2022 and positive in fiscal year 2023 and 2024. The Company reported a net loss in all the comparable periods.
Policies and Practices Related to the Grant of Certain Equity Awards
In response to Item 402(x)(1) of Regulation
S-K,
we have not granted new awards of stock options, stock appreciation rights, or similar option-like instruments within four business days before or one business day after the release of a Quarterly Report on Form
10-Q,
Annual Report on Form
10-K,
or Current Report on Form
8-K
that discloses material nonpublic information. Accordingly, we have no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by us. In the event that we determine to grant new awards of such options, the Board of Directors will evaluate the appropriate steps to take in relation to the foregoing.

NAMED EXECUTIVE OFFICER EMPLOYMENT AGREEMENT PROVISIONS: POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We have entered into Employment Agreements with each of our Named Executive Officers. The Employment Agreements either have an initial three-year term of employment and automatically renew for additional one-year periods unless otherwise terminated by either of the parties to the Employment Agreement or continue until terminated by either party pursuant to the terms set forth in the Employment Agreement. The Employment Agreements provide that each executive is entitled to a minimum annual base salary (subject to annual review and increases for merit performance) and is entitled to participate in all incentive, savings, retirement and welfare benefit plans generally made available to our senior executive officers. Each of these executives has an opportunity to earn an annual non-equity incentive award based upon achievement of performance goals to be established by the Board of Directors. In addition, each of the executives is entitled to fringe benefits generally made available to our senior executive officers, and will be eligible, in the sole discretion of the Board of Directors, for equity grants under the 2021 Plan.

The Employment Agreements may be terminated by us at any time with or without “Cause” (as defined therein), or by the executive with or without “Good Reason” (as defined therein). The Employment Agreements also terminate automatically upon the voluntary termination, death or disability of the executive. Depending on the reason for the termination and when it occurs, the executive will be entitled to certain severance benefits, as described below.

Executive’s Death, Disability, Voluntary Termination or Termination for Cause

If an executive is terminated for Cause, voluntarily resigns without Good Reason or is terminated due to death or Disability, the executive receives only the salary and vested benefits that have accrued through the date of termination. No other severance benefits are payable. Specifically, the executive will be entitled to the following or a subset of the following: (i) any base salary that has accrued but is unpaid, (ii) any annual bonus that has been earned for the calendar year preceding the calendar year in which termination occurs but is unpaid, (iii) a pro-rata portion of the executive’s annual bonus for the calendar year in which the termination occurs based on actual results for such year, payable at the same time annual bonuses for such year are paid to other senior executives of the Company, (iv) any reimbursable expenses that have been incurred but are unreimbursed, (v) pay for any vacation days that have accrued under the Company’s vacation policy but are unused, as of the end of the employment period, and (vi) any plan benefits that by their terms extend beyond termination of executive’s employment (but only to the extent provided in any such benefit plan in which executive has participated as a Company employee).

Termination without Cause; Resignation for Good Reason

Under the Employment Agreements, if the executive is terminated without Cause or resigns for Good Reason, in addition to those sums the executive receives in the event of termination for death, Disability, Voluntary Termination, or Termination for Cause, the executive will also receive the following, or a subset of the following, benefits:

(a)	payment of severance benefits equal to one (1) times the executive’s base salary for the year in which the termination occurs;
(b)	an amount equal to the annual bonus which executive received for the year prior to the year in which the termination occurred;
(c)

the continuation of health and welfare benefits on a subsidized basis until the earlier of 1) the date the executive is eligible under another employer’s plan or 2) one year, or up to two years, from termination the date; and

(d)

any equity awards that became vested and payable on or before the termination date but which have not yet been paid, and which will be paid pursuant to the terms of the stock incentive plan which such awards were granted.

Restrictive Covenants

Each of the Employment Agreements contains confidentiality, non-disparagement, non-compete and non-solicitation covenants (and in some cases, a cooperation covenant) that apply during the executive’s employment with the Company and for a one-year period after the executive’s termination of employment (or for certain executives, a two-year period if the Company elects to extend the Restricted Period (as defined in the Employment Agreements) following the executive’s termination). If the Company elects to extend the restrictive covenants of the Employment Agreement through twenty-four (24) months following the executive’s termination, the executive shall receive (a) severance benefits equal to two (2) times the executive’s base salary at termination and (b) annual bonuses equal to two (2) times the annual bonuses which executive received for the year prior to the year in which the termination occurred.

Treatment of Equity Awards Upon the Executive’s Termination, Death or Disability, or a Change of Control

Under the 2017 Plan, vested options generally remain exercisable for ninety days following the Named Executive Officer’s termination for any reason, except (i) all options are forfeited upon a termination for Cause or breach of a restrictive covenant, and (ii) vested options remain exercisable for a period of twelve months following termination in the event of the Named Executive Officer’s death or Disability (as defined in the 2017 Plan). Upon the death or Disability of a Named Executive Officer, pursuant to the 2017 Plan, the Named Executive Officer is entitled to the immediate vesting of an additional forty percent (40%) of their Time-Vesting Options (as defined in the 2017 Plan), provided that no more than one hundred (100%) of the Time-Vesting Options will vest as a result of this additional vesting. Any unvested options lapse on termination of employment.

There is no automatic acceleration of vesting of awards under the 2021 Plan upon a Named Executive Officer’s termination, death, disability, or a change in control of the Company.

The agreements provide for the acceleration of equity awards upon certain circumstances in the event of a change of control of the Company.

DIRECTOR COMPENSATION

Consistent with the Company’s independent and non-employee director compensation policy, our independent and non-employee directors receive an annual cash retainer of $70,000. Our compensated independent and non-employee directors are Victor F. Ganzi, Brent Layton, Sheldon M. Retchin, Steven E. Rodgers, Erica Schwartz and Rodney D. Windley. In addition, the Chairmen of the Company’s Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Clinical Quality Committee each receive an additional annual retainer of $25,000, $15,000, $12,000 and $12,000, respectively. Members of the Company’s Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Clinical Quality Committee each receive an additional annual retainer of $12,500, $7,500, $6,000 and $6,000, respectively. Independent and non-employee directors are reimbursed for reasonable expenses incurred in attending Board of Directors meetings and committee meetings, as well as with any director education programs they attend relating to their service on our Board of Directors. In addition, each compensated independent and non-employee director receives an annual grant of restricted stock units of the Company valued at approximately $130,000. Each grant of restricted stock units to an independent or non-employee director fully vests one-year from the grant date, pursuant to the terms of the 2021 Plan. The Board Chairman receives an annual retainer of $90,000 and an annual restricted stock unit grant valued at approximately $150,000, to be awarded in conjunction with the awards of other compensated directors.

The following table shows the value of all cash and equity-based compensation paid to the independent or non-employee members of our Board of Directors during the fiscal year ended December 28, 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($)	Total ($)
Victor F. Ganzi	$ 95,000	$130,000	$ -	$225,000
Christopher R. Gordon (2)	$ -	$-	$ -	$-
Brent Layton (3)	$ 20,625	$32,502	$ -	$53,127
Devin O’Reilly (2)	$ -	$-	$ -	$-
Sheldon M. Retchin, M.D., M.S.P.H.	$ 94,500	$130,000	$ -	$224,500
Steven E. Rodgers	$ 90,000	$130,000	$ -	$220,000
Erica Schwartz, M.D., J.D., M.P.H.	$ 76,000	$130,000	$ -	$206,000
Robert M. Williams, Jr. (2)	$ -	$-	$ -	$-
Rodney D. Windley	$ 102,000	$150,000	$ -	$252,000
Richard C. Zoretic (4)	$ -	$130,000	$ -	$130,000

(1)

Amounts in this column reflect the aggregate grant date fair value of restricted stock units, calculated in accordance with FASB ASC Topic 718, utilizing the assumptions discussed in the footnotes to our audited consolidated financial statements. All restricted stock units granted to independent and non-employee directors in 2024 will vest upon the one-year anniversary of the date of grant.

(2)	Directors affiliated with our Sponsors did not receive any compensation from Aveanna for fiscal year 2024.

(3)

Brent Layton joined Aveanna as a director in November 2024, and his compensation for fiscal year ended December 28, 2024 has been prorated and his restricted stock units granted in 2024 will vest upon the one-year anniversary of the date of grant.

(4)

Richard C. Zoretic’s term as a Class III Director ended on May 16, 2024. As approved by the Board, Mr. Zoretic received his 2024 grant of restricted stock units and vesting was accelerated to his term date.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Set forth below is a description of certain relationships and related person transactions between us or our subsidiaries and our directors, executive officers or holders of more than 5% of our outstanding capital stock. The summaries of certain provisions of our related party agreements are qualified in their entirety by reference to all of the provisions of such agreements.

Stockholders Agreement

On March 16, 2017, the Company and the Sponsor Affiliates entered into a stockholders’ agreement (the “Original Stockholders Agreement”) with respect to their respective investments in the Company, with other investors joining the Stockholders Agreement thereafter from time to time upon their investment in the Company (collectively with the Sponsor Affiliates, the “Investors”). In connection with the consummation of the initial public offering, we amended and restated the Original Stockholders Agreement (as amended and restated, the “A&R Stockholders Agreement”).

Pursuant to the A&R Stockholders Agreement, each of the Sponsor Affiliates has the right to designate: (i) four of the Company’s directors if such Sponsor Affiliate retains at least 50% of its percentage ownership in the Company as of the effective date of the A&R Stockholders Agreement (“Original Ownership Percentage”), (ii) three directors if it retains at least 25% but less than 50% of its Original Ownership Percentage (iii) two directors if it retains at least 10% but less than 25% of its Original Ownership Percentage and (iv) one director if it owns at least 3% of the issued and outstanding common stock on a fully diluted basis but less than 10% of its Original Ownership Percentage, in each case as of the date of determination.

In addition, under the A&R Stockholders Agreement, there are certain restrictions on the ability of the parties to the A&R Stockholders Agreement to sell shares of common stock of the Company. An Investor who is not a Sponsor Affiliate is only able to sell an amount of shares that would result in such Investor retaining a percentage of the shares of common stock it owned at the time of the closing of the initial public offering that is no greater than the percentage of shares that the Sponsor Affiliates have retained compared to the number of shares they owned at the time of such closing.

Registration Rights Agreement

Concurrently with the Original Stockholders Agreement, we entered into a registration rights agreement (the “Original Registration Rights Agreement”) with certain of the Investors. In connection with the consummation of the initial public offering, we amended and restated the Original Registration Rights Agreement (as so amended and restated, the “A&R Registration Rights Agreement”). Pursuant to the A&R Registration Rights Agreement, certain Sponsor Affiliates who hold more than 2% of registrable securities have the right to require us to file a registration statement with the SEC for the sale of our common stock, subject to certain exceptions. Such Sponsor Affiliates have the right to an unlimited number of such “demand” registrations, provided that any demand registration within the first two years following the initial public offering will require the consent of the Coordination Committee. The Company is obligated to use its reasonable best efforts to file a resale “shelf” registration with the SEC and to take steps to keep such resale shelf registration effective until the earlier of (i) the date on which all the registrable securities included in such “shelf” registration have been sold, (ii) the date as of which there are no longer in existence any registrable securities covered by the shelf registration and (iii) an earlier date agreed to in writing by the majority holders of the Sponsor Affiliates. The Company will also be required to facilitate “takedown” offerings from the shelf upon demand by the Sponsor Affiliates. All holders of registrable securities party to the A&R Registration Rights Agreement are entitled to certain “piggyback” registration rights in subsequent offerings. Such holders are entitled to notice of a registered offering and to have their shares included on a pro rata basis. The A&R Registration Rights Agreement also provides that the Company will pay certain expenses of the holders party to the A&R Registration Rights Agreement relating to the registrations and indemnify them against certain liabilities which may arise under the Securities Act of 1933, as amended, and other federal or state securities laws.

Revenue Cycle Software Agreements

Certain of our subsidiaries are party to software agreements with ZirMed, Inc. d/b/a Waystar (“Waystar”), in which affiliates of Bain Capital, one of our Sponsors, held a controlling interest prior to October 2019 and currently hold a minority position. These agreements allow us to utilize certain Waystar software in the management of our business, including with respect to payment processing, patient claim management and patient denial and appeal management. For the fiscal year ended December 28, 2024, we paid Waystar approximately $0.4 million pursuant to these contracts. We believe that the terms obtained and consideration received in connection with these agreements are comparable to terms available and the amounts we would have exchanged in an arm’s length transaction.

Director and Officer Indemnification and Insurance

Our Amended Bylaws provide indemnification for our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain limited exceptions. We have entered into separate indemnification agreements with each of our directors and executive officers. We have also purchased directors’ and officers’ liability insurance for each of our directors and executive officers.

OTHER MATTERS

General

All interested parties, including stockholders, may communicate with the Company or our Board by letter addressed to Aveanna Healthcare Holdings Inc., 400 Interstate North Parkway SE, Atlanta, GA 30339, Attention: Secretary or by e-mail to Investor Relations, ir@aveanna.com. Interested parties may also communicate with our Board by calling our Secretary at (770) 441-1580. This centralized process assists our Board in reviewing and responding to communications in an appropriate manner. If an interested party would like the letter to be forwarded directly to the Chairman, or if no Chairman is listed, the members of the standing committees of the Board of Directors, he or she should so indicate. If no specific direction is indicated, the Secretary of the Company will review the letter and forward it to the appropriate Board member(s).

Submission of Shareholder Proposals and Director Nominations for 2026 Annual Meeting

Pursuant to Rule 14a-8 under the Exchange Act, our stockholders may present proper proposals for inclusion in our proxy statement and form of proxy and for consideration at the next annual meeting by submitting their proposals to us in a timely manner. Any stockholder of the Company who wishes to present a proposal for inclusion in the proxy statement and form of proxy for action at the 2026 annual meeting of stockholders (the “2026 Annual Meeting”) must comply with our Amended Bylaws and the rules and regulations of the SEC, each as then in effect. Such proposals must be mailed to us at our offices at 400 Interstate North Parkway SE, Atlanta, GA 30339, Attention: Secretary. Under the rules of the SEC, any stockholder proposal intended to be presented at the 2026 Annual Meeting must be received no later than November 25, 2025 in order to be considered for inclusion in our proxy statement and form of proxy relating to such meeting. Under our Amended Bylaws, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. In order to be timely, we must receive notice of your intention to introduce a nomination or propose an item of business at our 2026 Annual Meeting between close of business on January 9, 2026 and close of business on February 8, 2026, provided however, if and only if the 2026 Annual Meeting is not scheduled to be held between April 9, 2026 and July 18, 2026, such stockholder’s notice must be delivered to our Secretary no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting or (B) the 10th day following the day on which public announcement of the date of the 2026 Annual Meeting is first made by the Company. The advance notice of the nomination of persons for election as directors or to introduce an item of business at an annual meeting of stockholders must contain certain information specified in our Amended Bylaws, including information concerning the nominee or item of business and the stockholder proponent. The foregoing description is only a summary of the advance notice requirements of our Amended Bylaws; please refer to the full text of our Amended Bylaws for additional information. In addition, for stockholder nominees for directors to be considered timely for inclusion on a universal proxy card pursuant to Rule 14a-19 under the Exchange Act, such Rule requires that stockholders provide notice to us no later than March 10, 2026, containing the information required by Rule 14a-19 under the Exchange Act; however, Rule 14a-19’s notice requirement does not override or supersede the longer notice period established by our Amended Bylaws, and the longer time period contained in our Amended Bylaws controls.

If a stockholder notifies us of an intent to present a proposal at the 2026 Annual Meeting at any time after February 8, 2026 (and for any reason the proposal is voted on at that meeting), it will be considered untimely and our proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in our proxy materials.

Householding

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, multiple stockholders who share the same last name and address will receive only one copy of the Notice or annual proxy materials and the 2024 Annual Report. If the household received a printed set of proxy materials and the 2024 Annual Report by mail, each stockholder will receive his or her own proxy card by mail. We have undertaken householding to reduce our printing costs and postage fees.

If you wish to opt out of householding and continue to receive multiple copies of the Notice or proxy materials and Annual Report at the same address or if you are receiving multiple copies of the Notice or proxy materials at the same address and wish to receive a single copy, you may do so at any time prior to thirty days before the mailing of the Notice or proxy materials, which typically are mailed in April of each year, by notifying us in writing at Aveanna Healthcare Holdings Inc., 400 Interstate North Parkway SE, Atlanta, GA 30339, attn Investor Relations, by phone at (770) 441-1580 or by e-mail at ir@aveanna.com. You also may request additional copies of the Notice or proxy materials and 2024 Annual Report by notifying us in writing or by telephone at the same addresses or telephone number, and we undertake to deliver such materials promptly.

Interest of Certain Persons in Matters to be Acted Upon

Other than for any interest arising from (i) the ownership of our common stock or (ii) any nominee’s election to office, we are not aware of any substantial interest of any director, executive officer, nominee for election as a director or associate of any of the foregoing in any matter to be acted upon at the Meeting.

Other Matters to be Presented for Action at the Meeting

Management is not aware of any other matters to be presented for action at the Meeting. However, if any other matter is properly presented at the Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matter.

BY ORDER OF THE BOARD OF DIRECTORS

Rodney D. Windley

Chairman

CORPORATE INFORMATION Board of Directors Rodney D. Windley 3 (chair), 5 Chairman of the Board, Aveanna Healthcare Holdings Inc. Former Executive Chairman of Aveanna Healthcare and Gentiva Health Services; former Board Member of the National Association for Home Care and Hospice (NAHC); and currently serves on various state Home Care Associations and other charitable organizations. Jeff Shaner 1, 3 Chief Executive Officer and Director, Aveanna Healthcare Holdings Inc. Victor F. Ganzi 2 (chair) Former President and Chief Executive Officer, The Hearst Corporation; Chairman Emeritus of the Board of PGA TOUR, Inc.; former Chairman of Willis Towers Watson; serves on the Board of Trustees of the Whitney Museum of American Art and other private and charitable organizations. Christopher R. Gordon 4 Partner and Co-Head of Bain Capital’s North America Private Equity business and Global Head of the Healthcare Vertical, Bain Capital Private Equity; serves on the board of InnovaCare Health, Kestra Medical Technologies, Inc., U.S. Renal Care, Inc., and a variety of charitable organizations including the board of directors of Tenacity, Inc., Year Up, and the Dana-Farber Cancer Institute Board of Trustees. Brent Layton 2 Former Chief Executive Officer of Sharecare, Inc. and President and Chief Operating Officer of Centene Corporation; and serves on the board of Sharecare, Inc. Devin O’Reilly 1, 3, 4 (chair) Partner and Head of the North America Healthcare Vertical, Bain Capital Private Equity; serves on the board of Surgery Partners, Inc., athenahealth, CitiusTech Healthcare Technology Private Limited, LeanTaaS, PartsSource, and Zelis. Sheldon M. Retchin, M.D., M.S.P.H. 1 (chair), 2 Former Commissioner, Medicaid and CHIP Payment and Access Commission and former CEO of the Wexner Medical Center at Ohio State University and Virginia Commonwealth University Heath System; currently consultant and Medical Advisor to Dominion Energy and Board Member of the National Association for Home Care and Hospice. Steve E. Rodgers 2, 4 Managing Director of Morgan Stanley, member of the Investment Committee, Head of Healthcare Investing, and a Partner of Morgan Stanley Capital Partners; Mr. Rodgers is a member of the Investment Committee of the Next Level Fund and of the Morgan Stanley Investment Management Diversity Council. Mr. Rodgers serves on the board of Clarity Software, SpendMend, U.S. HealthConnect and Prescott’s. Erica Schwartz, MD, JD, MPH 1 President, Insurance Solutions for United Healthcare; Former Deputy Surgeon General for the Department of Health and Human Services; serves as independent director of Butter?y Network. Robert M. Williams, Jr. 1, 3, 4 Senior Managing Director at J.H. Whitney Capital Partners and Investment Committee Member. 1 Member of Clinical Quality and Compliance Committee 2 Member of Audit Committee 3 Member of Nominating and Corporate Governance Committee 4 Member of Compensation Committee 5 Chairman of the Board Common Stock Aveanna Healthcare Holdings Inc.’s Common Stock is publicly traded on The NASDAQ Global Select Market® (NASDAQ) under the symbol “AVAH”. Independent Registered Public Accounting Firm Ernst & Young LLP Shareholder Services Shareholders of record may contact Equiniti Trust Company, LLC (“EQ”) regarding stock accounts, transfers, address changes and related matters. Information and services are available by telephone Monday through Friday, 8am to 8pm Eastern Standard Time, at 1-800-401-1957 or 1-800-468-9716; on the EQ website at https://equiniti.com/us/contact-us/; or by mail at EQ Shareowner Services, PO Box 64874, St. Paul, MN 55164. Officers and Key Management Jeff Shaner Chief Executive Officer and Director Matt Buckhalter Chief Financial Officer Debbie Stewart Principal Accounting Officer Ed Reisz Chief Administrative Officer Jerry Perchik Chief Legal Officer and Secretary Patrick Cunningham Chief Compliance Officer Corporate Headquarters Aveanna Healthcare Holdings Inc. 400 Interstate North Parkway SE Suite 1600 Atlanta, GA 30339 Phone: 1.770.441.1580 aveanna.com Investor Information Extensive additional information on Aveanna may be found at the Company’s investor relations website, ir.aveanna.com. Corporate Compliance and Governance At Aveanna Healthcare, we are ?rmly committed to the highest standards of ethics, integrity, professionalism and compliance. Our compliance and ethics program includes auditing and monitoring, enhanced lines of communication between the chief compliance officer and employees, consistency in the standards we set for ethics and compliance, and increased awareness of these standards through a robust training and education program. In everything we do, our actions and decisions are aligned with our purpose, mission, and values. We are committed to doing the right thing every time — without exception. For more information on Aveanna’s Compliance programs, visit https://www.aveanna.com/compliance.html Our business and affairs are managed under the direction of our Board of Directors. Our Board of Directors is presently composed of ten directors. In accordance with our Amended Charter, our Board of Directors is divided into three classes, as nearly equal in number as possible, with the directors in each class serving for a staggered three-year term and one class being elected at each annual meeting of stockholders. Aveanna is a company in which all employees of various cultures, walks of life, and abilities are valued, and we believe that each employee should have an equal opportunity for growth and success. By providing an environment of diversity and inclusion, we increase our organizational capacity to achieve our mission to revolutionize the way we deliver homecare – one patient at a time. All of our efforts have the common goal of preserving and cultivating our culture of corporate and social responsibility. The committees of our Board of Directors are composed of an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Clinical Quality Committee. Each committee operates under a charter approved by our Board of Directors. For more information, visit https://ir.aveanna.com/corporate-governance/committee-composition.

Aveanna is one of the nation’s preeminent providers of homecare. We are proud of our unique ability to deliver clinical excellence, value to our payors, and innovation to all those who depend on our services for healing, recovery, and ongoing treatment and care. PRIVATE DUTY HOME HEALTH MEDICAL SERVICES AND HOSPICE SOLUTIONS AVEANNA MISSION STATEMENT Our mission is to revolutionize the way homecare is delivered, one patient at a time. Aveanna Healthcare Holdings Inc. | 400 Interstate North Parkway SE, Suite 1600 | Atlanta, GA 30339 | 770.441.1580 | aveanna.com © 2025 Aveanna Healthcare, LLC. The Aveanna Heart Logo is a registered trademark of Aveanna Healthcare LLC and its subsidiaries.

P.O. BOX 8016, CARY, NC 27512-9903

Aveanna Healthcare Holdings Inc.	Internet:
www.proxypush.com/AVAH
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For Stockholders of record as of March 11, 2025 Friday, May 9, 2025 9:30 AM, Eastern Time Renaissance Atlanta Waverly Hotel & Convention Center 2450 Galleria Parkway SE, Atlanta, GA 30339	Phone:
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This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Rodney D. Windley and Jeff Shaner (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Aveanna Healthcare Holdings Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

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Aveanna Healthcare Holdings Inc. Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

 FOR ON PROPOSALS 1, 2 AND 3

	PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS
1.	To elect the three Class I director nominees identified in the accompanying Proxy Statement to the Board of Directors of the Company, each to serve a three-year term expiring at the 2028 Annual Meeting of the Company’s stockholders.	FOR	WITHHOLD
	1.01 Victor F. Ganzi	☐	☐		FOR

	1.02 Devin O’Reilly	☐	☐		FOR

	1.03 Robert M. Williams, Jr.	☐	☐		FOR

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending January 3, 2026.	☐	☐	☐	FOR

3.	To approve, on an advisory, non-binding basis, the compensation paid to the Company’s Named Executive Officers identified in the accompanying Proxy Statement.	☐	☐	☐	FOR

4.	To consider any other business that is properly presented at the Meeting and any adjournment or postponement thereof.

NOTE: In the proxies' discretion, the proxies are authorized to vote on any other matters, which may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

☐	Check here if you would like to attend the meeting in person.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. The undersigned hereby acknowledges receipt of (i) the Company’s 2024 Annual Report to Stockholders, (ii) the Proxy Statement and (iii) the Notice of Annual Meeting dated March 25, 2025.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date